An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.  We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion.  Dated ___________, 2020

XALLES HOLDINGS INC.

(Exact name of issuer as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

www.xalles.com

2020 Pennsylvania NW, #527

Washington, DC 20006

202-595-1299

(Address, including zip code, and telephone number, including area code of issuer’s principal executive office)

7389	80-0524316
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Maximum offering of 600,000,000 Shares

This is a public offering of up to $3,000,000 in shares of Common Stock of Xalles Holdings Inc. at a price between $0.005 and $1.00 for a maximum of 600,000,000 or 3,000,000, respectively.

The offering price will be between $0.005 and $1.00, to be determined at the time of qualification. Offering price will be disclosed via a supplemental filing within 2 days of Qualification. The end date of the offering will be exactly 365 days from the date the Offering Circular is approved by the Attorney General of the state of New York (unless extended by the Company, in its own discretion, for up to another 90 days).

Our Common Stock currently trades on the OTC Pink market under the symbol “XALL” and the closing price of our Common Stock on March 3, 2020 was $0.0011.  Our Common Stock currently trades on a sporadic and limited basis.

We are offering our shares without the use of an exclusive placement agent. However, the Company reserves the right to retain one. The proceeds will be disbursed to us and the purchased shares will be disbursed to the investors.  If the offering does not close, for any reason, the proceeds for the offering will be promptly returned to investors without interest.

We expect to commence the sale of the shares within two calendar days of the date on which the Offering Statement of which this Offering Circular is qualified by the Securities Exchange Commission.

See “Risk Factors” to read about factors you should consider before buying shares of Common Stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

Offering Circular dated ___________, 2020

TABLE OF CONTENTS

SUMMARY	2
RISK FACTORS	3
USE OF PROCEEDS	13
DIVIDEND POLICY	15
DILUTION	15
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	15
BUSINESS	20
MANAGEMENT	22
RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	23
PRINCIPAL STOCKHOLDERS	23
DESCRIPTION OF CAPITAL	24
SHARE ELIGIBLE FOR FUTURE SALE	26
PLAN OF DISTRIBUTION	26
VALIDITY OF COMMON STOCK	27
EXPERTS	27
INDEX TO UNAUDITED FINANCIAL STATEMENTS	28
PART III EXHIBITS	28
SIGNATURES	29

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

1

SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our Common Stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to [Company]

Our Company

Xalles Holdings Inc., (“Xalles”, “XALL” or the “Company”) is a Fintech holding company, with a focus on delivering payment systems and solutions through its subsidiaries and partner companies. Xalles was incorporated on December 14, 2009 in the state of Nevada under the name Stella Blu, Inc., and was renamed to Xalles Holdings Inc. on August 21, 2015. Xalles supports government and business organizations with payment consulting and system solutions and supports its own investee companies with the same strategic services plus direct investment and marketing and communications services.

THE OFFERING

Common Stock we are offering	Maximum offering of 600,000,000 shares at $0.005 per share or 3,000,000 shares at $1.00 per share
Common Stock outstanding before this Offering	538,438,109 Common Stock, par value $0.0001

Use of proceeds	The funds raised per this offering will be utilized to cover the costs of this offering and to provide working capital to our subsidiary interests. See “Use of Proceeds” for more details.

Risk Factors	See “Risk Factors” and other information appearing elsewhere in this Offering Circular for a discussion of factors you should carefully consider before deciding whether to invest in our Common Stock.

This offering is being made on a self-underwritten basis without the use of an exclusive placement agent, although the Company may choose to engage a placement agent at its sole discretion. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Management will make its best effort to fill the subscription in the state of New York. However, in the event that management is unsuccessful in raising the required funds in New York, the Company may file a post qualification amendment to include additional jurisdictions that management has determined to be in the best interest of the Company for the purpose of raising the maximum offer.

In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH.  Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth.  In the case of an investor who is not a natural person, revenues or net assets for the investors’ most recently completed fiscal year are used instead.

2

The Company has not currently engaged any party for the public relations or promotion of this offering.

As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the consolidated financial statements and the related notes, before making a decision to buy our Common Stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

This offering contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as other sections in this prospectus, discuss the important factors that could contribute to these differences.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

This prospectus also contains market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations, financial condition and the market price of our Common Stock.

Risk Related to our Company and our Business

Our management has a limited experience operating a public company and are subject to the risks commonly encountered by early-stage companies.

Although the management of Xalles Holdings Inc. has experience in operating small companies, current management has not had to manage expansion while being a public company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

●	risks that we may not have sufficient capital to achieve our growth strategy;

●	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

●	risks that our growth strategy may not be successful; and

●	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business would be significantly harmed.

3

We have a history of operating losses and we will need additional financing to meet our future long-term capital requirements.

We have a history of losses and may continue to incur operating and net losses for the foreseeable future. As of September 30, 2019, we had a working capital deficit of $1,170,606. We incurred a net loss of $1,746,250 since inception. We have not achieved sustainable profitability on an annual basis. We may not be able to reach a level of revenue to achieve profitability. If our revenues grow slower than anticipated, or if operating expenses exceed expectations, then we may not be able to achieve profitability in the near future or at all, which may depress our stock price.

We may need significant additional capital, which we may be unable to obtain.

We may need to obtain additional financing over time to fund operations. Our management cannot predict the extent to which we will require additional financing and can provide no assurance that additional financing will be available on favorable terms or at all. The rights of the holders of any debt or equity that may be issued in the future could be senior to the rights of common shareholders, and any future issuance of equity could result in the dilution of our common shareholders’ proportionate equity interests in our company. Failure to obtain financing or an inability to obtain financing on unattractive terms could have a material adverse effect on our business, prospects, results of operation and financial condition.

Our resources may not be sufficient to manage our potential growth; failure to properly manage our potential growth would be detrimental to our business.

We may fail to adequately manage our potential future growth. Any growth in our operations will place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our technical, accounting, finance, marketing, and sales staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. To the extent we acquire businesses, we will also need to integrate and assimilate new operations, technologies and personnel. If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to install, maintain and service our products or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially and adversely affected.

Our financial situation creates doubt whether we will continue as a going concern.

Since inception, the Company has generated minimal revenues and has incurred losses and reported losses for the period from inception through September 30, 2019. Further, we expect to incur a net loss for the fiscal year ending September 30, 2019, primarily as a result of increased operating expenses. There can be no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment. Our auditors have indicated that these conditions raise substantial doubt about the Company’s ability to continue as a going concern

4

We may need to increase the size of our organization, and we may be unable to manage rapid growth effectively.

Our failure to manage growth effectively could have a material and adverse effect on our business, results of operations, and financial condition. We anticipate that a period of significant expansion will be required to address possible acquisitions of business, products, or rights, and potential internal growth to handle licensing and research activities. This expansion will place a significant strain on management, operational, and financial resources. To manage the expected growth of our operations and personnel, we must both improve our existing operational and financial systems, procedures and controls and implement new systems, procedures and controls. We must also expand our finance, administrative, and operations staff. Our current personnel, systems, procedures and controls may not adequately support future operations. Management may be unable to hire, train, retain, motivate and manage necessary personnel or to identify, manage and exploit existing and potential strategic relationships and market opportunities.

We are dependent on the continued services and performance of our senior management, the loss of any of whom could adversely affect our business, operating results and financial condition.

Our future performance depends on the continued services and continuing contributions of our senior management to execute our business plan, and to identify and pursue new opportunities and product innovations. The loss of services of senior management, could significantly delay or prevent the achievement of our strategic objectives. The loss of the services of senior management for any reason could adversely affect our business, prospects, financial condition and results of operations.

We may become subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from developing our products, require us to obtain licenses from third parties or to develop non-infringing alternatives and subject us to substantial monetary damages.

Third parties could, in the future, assert infringement or misappropriation claims against us with respect to products we develop. Whether a product infringes a patent or misappropriates other intellectual property involves complex legal and factual issues, the determination of which is often uncertain. Therefore, we cannot be certain that we have not infringed the intellectual property rights of others. Our potential competitors may assert that some aspect of our product infringes their patents. Because patent applications may take years to issue, there also may be applications now pending of which we are unaware that may later result in issued patents upon which our products could infringe. There also may be existing patents or pending patent applications of which we are unaware upon which our products may inadvertently infringe.

Any infringement or misappropriation claim could cause us to incur significant costs, place significant strain on our financial resources, divert management’s attention from our business and harm our reputation. If the relevant patents in such claim were upheld as valid and enforceable and we were found to infringe them, we could be prohibited from selling any product that is found to infringe unless we could obtain licenses to use the technology covered by the patent or are able to design around the patent. We may be unable to obtain such a license on terms acceptable to us, if at all, and we may not be able to redesign our products to avoid infringement. A court could also order us to pay compensatory damages for such infringement, plus prejudgment interest and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition and operating results. A court also could enter orders that temporarily, preliminarily or permanently enjoin us and our customers from making, using, or selling products, and could enter an order mandating that we undertake certain remedial activities. Depending on the nature of the relief ordered by the court, we could become liable for additional damages to third parties

5

We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our development and growth.

Our business strategy is to develop products and services that integrate throughout fintech and card security systems. Our ability to implement this business strategy is dependent on our ability to:

●	Distinguish ourselves in a very competitive market;
●	Establish brand recognition and customer loyalty; and
●	Manage growth in administrative overhead costs during the initiation of our business efforts.

We do not know whether we will be able to continue successfully implementing our business strategy or whether our business strategy will ultimately be successful. In assessing our ability to meet these challenges, a potential investor should take into account our need for significant amounts of capital to fund software development and execute licenses within our subsidiaries and brand recognition, our management’s relative inexperience, the competitive conditions existing in our industry and general economic conditions. Our growth is largely dependent on our ability to successfully implement our business strategy. Our revenues may be adversely affected if we fail to implement our business strategy or if we divert resources to a business that ultimately proves unsuccessful.

We must effectively manage the growth of our operations, or our company will suffer.

Our business consists of financial, technological, and similar resources to support investee companies, governmental organizations, and businesses. Expansion of our operations, to include the development of all our portfolio, may also cause a significant demand on our management, finances, and other resources. Our ability to manage the anticipated future growth, should it occur, will depend upon a significant expansion of our accounting and other internal management systems and the implementation and subsequent improvement of a variety of systems, procedures, and controls. There can be no assurance that significant problems in these areas will not occur. Any failure to expand these areas and implement and improve procedures and controls in an efficient manner at a pace consistent with our business could have a material adverse effect on our business, financial conditions, and results of operations. There can be no assurance that our attempts to expand our marketing, sales, manufacturing, and customer support efforts will be successful or will result in additional sales or profitability in any future period.

We have limited existing brand identity and customer loyalty; if we fail to market our brand to promote our service offerings, our business could suffer.

Because of our limited commercialization of our subsidiary products, we currently do not have strong brand identity or brand loyalty. We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers once we have a commercially viable product offered by our subsidiaries. In order to attract customers to our subsidiary products, we may be forced to spend substantial funds to create and maintain brand recognition among consumers. We believe that the cost of our sales campaigns could increase substantially in the future. If our branding efforts are not successful, our ability to earn revenues and sustain our operations will be harmed.

Promotion and enhancement of our products and services will depend on our success in consistently providing high-quality products and services to our customers

A competitor with a stronger or more suitable financial position may enter our marketplace.

The success of our business primarily depends on the success of our products and their market performance, compared to rival technologies offered by a competitor. If a direct competitor arrives in our market, achieving market acceptance for our services may require additional marketing efforts and the expenditure of significant funds, the availability of which we cannot be assured, to create awareness and demand among customers. We have limited financial, personnel and other resources to undertake additional marketing activities. Accordingly, no assurance can be given that we will be able to win business from a stronger competitor.

6

Litigation may harm our business.

Substantial, complex or extended litigation could cause us to incur significant costs and distract our management. For example, lawsuits by employees, stockholders, collaborators, distributors, customers, competitors, or others could be very costly and substantially disrupt our business. Disputes from time to time with such companies, organizations, or individuals are not uncommon, and we cannot assure you that we will always be able to resolve such disputes or on terms favorable to us. Unexpected results could cause us to have financial exposure in these matters in excess of recorded reserves and insurance coverage, requiring us to provide additional reserves to address these liabilities, therefore impacting profits.

Risks Related to Our Business and Industry

We are subject to risks relating to legal proceedings.

We are subject to various claims and legal actions arising in the ordinary course of its business. Any such litigation could be very costly and could distract our management from focusing on operating our business. The existence of any such litigation could harm our business, results of operations and financial condition. Results of actual and potential litigation are inherently uncertain. An unfavorable result in a legal proceeding could adversely affect our reputation, financial condition and operating results.

Failure of our information technology systems could significantly disrupt the operation of our business.

Our ability to execute our business plan and to comply with regulatory requirements with respect to data control and data integrity depends, in part, on the continued and uninterrupted performance of our information technology systems (“IT systems”). These systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security and back-up measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite the precautionary measures we have taken to prevent unanticipated problems that could affect our IT systems, there are no assurances that electronic break-ins, computer viruses and similar disruptive problems, and/or sustained or repeated system failures or problems arising during the upgrade of any of our IT systems that interrupt our ability to generate and maintain data will not occur. The occurrence of any of the foregoing with respect to our IT systems could have a material adverse effect on our business, results of operations or financial condition.

Risks Related to the Securities Markets and Ownership of our Equity Securities

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

7

The market for our shares of Common Stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. Because of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

●	our ability to integrate operations, technology, products and services;
●	our ability to execute our business plan;
●	operating results below expectations;
●	our issuance of additional securities, including debt or equity or a combination thereof;
●	announcements of technological innovations or new products by us or our competitors;
●	loss of any strategic relationship;
●	industry developments, including, without limitation, changes in healthcare policies or practices;
●	economic and other external factors;
●	period-to-period fluctuations in our financial results; and
●	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

8

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 2,000,000,000 shares of Common Stock. We have issued and outstanding, as of the date of this prospectus, 538,438,109 shares of Common Stock. Our board may generally issue shares of Common Stock, preferred stock or options or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of Common Stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

 Anti-takeover provisions may impede the acquisition of our company.

Certain provisions of the State of Nevada General Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

9

Our Common Stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

The subscription agreement for the purchase of common stock from the Company contains an exclusive forum provision, which will limit investors ability to litigate any issue that arises in connection with the offering anywhere other than the Federal courts in Nevada.

The subscription agreement states that it shall be governed by the local law of the State of Nevada and the United States, and the parties consent to the exclusive jurisdiction of the Federal courts in Nevada. They will not have the benefit of bringing a lawsuit in a more favorable jurisdiction than the Federal courts in the state of Nevada. Additionally, in the event that an action would be brought outside of federal securities law, they will not be able to avail themselves of more favorable law than the laws of the State of Nevada. Insomuch claims are brought under the Securities Act of 1933, our provision requires that a claim be brought in federal court. We also believe this provision would require an action brought under the Securities Exchange Act of 1934 also be brought in federal court, as Section 27 of the Securities Exchange Act of 1934 provides exclusive jurisdiction to the federal courts for claims brought pursuant to the Securities Exchange Act of 1934. However, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such provision, and our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. Additionally, as contract law is generally based in state law, a claim may be bought under state law. The inconsistencies of venue and applicably law could make any action brought by an investor extremely difficult. Moreover, we cannot provide any certainty as to whether a court would enforce our forum and choice of law provisions. The combination of both potentially unfavorable forum and the lack of certainty regarding enforceability poses a risk regarding litigation related to the subscription to this Offering and should be considered by each investor before signing the subscription agreement.

10

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933 holders of restricted shares, may avail themselves of certain exemption from registration is the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registered the restricted stock. Currently, the Company has no plans of filing a registration statement with the Commission.

11

Securities analysts may elect not to report on our Common Stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our Common Stock, and securities analysts may not elect not to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our Common Stock. If securities analysts do not cover our Common Stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our Common Stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our Common Stock.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our Common Stock.

We have never paid cash dividends on our capital stock and do not anticipate paying cash dividends on our capital stock in the foreseeable future. The payment of dividends on our capital stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if the Common Stock price appreciates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.”

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

12

Forward-looking statements include, but are not limited to, statements about:

●	our business’ strategies and investment policies;

●	our business’ financing plans and the availability of capital;

●	potential growth opportunities available to our business;

●	the risks associated with potential acquisitions by us;

●	the recruitment and retention of our officers and employees;

●	our expected levels of compensation;

●	the effects of competition on our business; and

●	the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

USE OF PROCEEDS

The following Use of Proceeds is based on $3,000,000 made by management. The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $. Management prepared the milestones based on three levels of offering raise success: 25% of the Maximum Offering proceeds raised ($750,000), 50% of the Maximum Offering proceeds raised ($1,500,000), 75% of the Maximum Offering proceeds raised ($2,250,000) and the Maximum Offering proceeds raised of $3,000,000 through the offering. The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

Although we have no minimum offering, we have calculated used of proceeds such that if we raise 25% of the offering is budgeted to sustain operations for a twelve-month period. 25% of the Maximum Offering is sufficient to keep the Company current with its public listing status costs with prudently budgeted funds remaining which will be sufficient to complete the development of a couple of our key technical and business projects. If the Company were to raise 50% of the Maximum Offering, then we would be able to expand our distribution of funds to some of the subsidiary entities. Raising the Maximum Offering will enable the Company to implement our full business plan. If we begin to generate profits, we plan to increase our marketing and sales activity accordingly.

13

The Company intends to use the proceeds from this offering as follows:

Item/Entity	If 25% of the	If 50% of the	If 75% of the	If 100% of the
	Offering is Raised	Offering is Raised	Offering is Raised	Offering is Raised
Xalles Holdings	$150,000	$200,000	$200,000	$300,000
Xalles Capital	$25,000	$50,000	$50,000	$100,000
Xalles Technology	$25,000	$100,000	$150,000	$200,000
Xalles Limited	$50,000	$100,000	$250,000	$400,000
Xalles Financial Services	$50,000	$150,000	$200,000	$400,000
Co-Owners Rewards	$—	$—	$250,000	$300,000
Amazing Living	$50,000	$100,000	$150,000	$200,000
Global Savings Network	$150,000	$300,000	$400,000	$500,000
Retire Debt	$250,000	$500,000	$600,000	$600,000
TOTAL	$750,000	$1,500,000	$2,250,000	$3,000,000

Use of Funds Description by Line Item:

Xalles Holdings – Funds will be used on corporate administration including legal, accounting, auditing, OTC markets, EDGAR filing fees, as well as management compensation and office related expenses. If a lower percentage of the offering is raised, then management compensation and office expenses will be reduced accordingly.

Xalles Capital – Funds are targeted to set up the administrative structure for this entity to manage any liquid assets of the company. This includes brokerage and trading account set up and initial deposits. If a lower percentage of the offering is raised, then a smaller amount of funds will be used to set up the initial asset accounts.

Xalles Technology – Funds are for systems development projects, specifically including staff, technical contractors, software development tools, and hosting expenses. Most of the funds are planned for the development of the new version of X2X, which is Xalles’ financial transaction reconciliation platform. The new version will be developed on an underlying Blockchain technology. If a lower percentage of the offering is raised, then the development project will remain focused on the X2X project but will be developed at a slower pace over a longer period of time.

Xalles Limited – Funds targeted for this entity are focused on the marketing, sales, and implementation of the X2X solution as well as the post-payment audit services business. These funds are for staff, contractors, sales and marketing materials and travel expenses. If a lower percentage of the offering is raised, then the implementation of some of the use case applications of X2X will be delayed but the post-payment audit project will continue, even with reduced funding.

Xalles Financial Services – Funds for this subsidiary are planned to be used for developing of some new ecommerce and consumer financial services. This will include staff, contractors and potential acquisitions of new entities. If a lower percentage of the offering is raised, then staff and acquisitions will be reduced or deferred accordingly.

Co-Owners Rewards – Funds for this entity will be focused on creating the new prepaid card with a unique rewards program. Expenses required will include staff, contractors, 3rd party card payment issuers, costs of card inventory and mobile payment app development. If a lower percentage of the offering is raised, then this project will be put on hold and potentially the entity sold outright.

Amazing Living – Funds for this business are planned for expansion of the marketing platform capabilities as well as marketing, sales and advertising resources. If a lower percentage of the offering is raised, then sales and marketing expenses can be reduced proportionally.

Global Savings Network – Funding for the launch of this project will include website upgrades, mobile app development, sales and marketing expenses for the expansion of the existing business model. If a lower percentage of the offering is raised, then the rollout will be limited by geographical areas instead of more rapid expansion to multiple regions within the country.

Retire Debt – Part of the overall funding is to repay existing noteholders to reduce future interest. If a lower percentage of the offering is raised, then notes will be prioritized for repayment and some repayments deferred of the lower interest non-convertible notes.

14

DIVIDEND POLICY

We have not declared or paid any dividends on our Common Stock. We intend to retain earnings for use in our operations and to finance our business. Any change in our dividend policy is within the discretion of our board of directors and will depend, among other things, on our earnings, debt service and capital requirements, restrictions in financing agreements, if any, business conditions, legal restrictions and other factors that our board of directors deems relevant.

DILUTION

Purchasers of our Common Stock in this offering will experience an immediate dilution of net tangible book value per share from the public offering price.  Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of Common Stock and the net tangible book value per share immediately after this offering.

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing Common Stock based on the foregoing minimum and maximum offering assumptions based on an offering price of $0.005 per share. The numbers are based on the total issued and outstanding shares of Common Stock as of March 3, 2020.

	25%	50.0%	75%	100%
Net Value	$(383,574.00)	$366,426.00	$1,116,426.00	$1,866,426.00
# Total Shares	688,438,109	838,438,109	988,438,109	1,138,438,109
Net Book Value Per Share	$-0.0006	$0.0004	$0.0011	$0.0016
Increase in NBV/Share	$0.0015	$0.0025	$0.0032	$0.0037
Dilution to new shareholders	$0.0056	$0.0046	$0.0039	$0.0034
Percentage Dilution to New	111.14%	91.26%	77.41%	67.21%

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing Common Stock based on the foregoing minimum and maximum offering assumptions based on an offering price of $1.00 per share. The numbers are based on the total issued and outstanding shares of Common Stock as of March 3, 2020

	25%	50.0%	75%	100%
Net Value	$(383,574.00)	$366,426.00	$1,116,426.00	$1,866,426.00
# Total Shares	539,188,109	539,938,109	540,688,109	541,438,109
Net Book Value Per Share	$0.0007	$0.0007	$0.0021	$0.0034
Increase in NBV/Share	$0.0014	$0.0028	$0.0041	$0.0055
Dilution to new shareholders	$1.00	$1.00	$1.00	$1.00
Percentage Dilution to New	100.07%	99.93%	99.79%	99.66%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the unaudited financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Overview

Xalles Holdings, Inc. was incorporated in the state of Nevada on December 14, 2009 as Stella Blu, Inc., and was renamed to Xalles Holdings Inc. on August 21, 2015. Xalles is building a business development company specialized in the payment industry and financial technology (“Fintech”).

Xalles supports government and business organizations, and consumers with payment consulting and system solutions. Xalles supports its own investee companies with the same strategic services plus direct investment and marketing and communications services.

15

Xalles has created a financial, technological and resource backbone to support the investee companies and external client projects. This backbone consists of senior payment solutions consultants and a proprietary system for the financial reconciliation and auditing of business and government payment transactions. Xalles also has a license to a patented payment card security solution.

We will continue to look for transactions that will add value and create synergy with our existing service offerings. We will continue fundraising efforts in 2020 and develop target projects that will attract a larger number of investors. The synergy involves new sources of revenue and market penetration into new market segments such as eProcurement and B2B payment systems.

We will continue to seek acquisitions for our target business areas within Fintech. Specific areas of interest are government and business payment solutions, including Blockchain-based financial reconciliation solutions and services.

We plan to expand our strategic partnerships beyond our existing business development and audit service relationships.

Below is a list of all subsidiaries, which are wholly owned subsidiaries of Xalles Holdings Inc.:

Subsidiary	Description	Officers	Directors
Xalles Capital Inc. www.xalles.com	Management support of Investment Consortiums, direct investment into funds or projects, and management of investments.	Thomas Nash, President	Thomas Nash
Xalles Limited www.xalles.com	Design and market new X2X solutions. Acquire U.S Government transportation post-payment audit business through GSA schedule and expand to non-transportation payment auditing.	Thomas Nash, President	Thomas Nash
Xalles Technology Inc. www.xalles.com	Technical development of the X2X Blockchain systems	Thomas Nash, President	Thomas Nash
Co-Owners Rewards Inc. www.coownersrewards.com	Stock based rewards system for payments cards and financial services	Thomas Nash, President	Thomas Nash
Amazing Living Enterprises Inc. www.myamazingliving.com	Affiliate Program and eCommerce Platform for enhancing financial lives	Thomas Nash, Secretary	Thomas Nash
Global Savings Network Inc. www.usasavingsclub.com	Not-for-profit fundraising system with consumer discounts at local merchants	Terry Mowery, President Marc Dozier, VP	Thomas Nash
BlockForge Inc.	IP has been rolled into Xalles Technology Inc. and this entity will be dissolved	Paul Erickson, President	Paul Erickson, Thomas Nash
ArrowVista Corporation	IP has been rolled into Xalles Limited and this entity will be dissolved	Thomas Nash, President	Thomas Nash

16

Results of Operations

The following is management’s discussion for the 3 quarters ended September 30, 2019 as compared to the 3 quarters ended September 30, 2018.

Revenues

The Company generated net revenues of $27,489 for the 3 quarters ended September 30, 2019 as compared to $52,392 for the 3 quarters ended September 30, 2018.

Operating Expenses

The Company had total operating expenses of $187,374 for the 3 quarters ended September 30, 2019 as compared to total operating expenses of $117,971 for the 3 quarters ended September 30, 2018. The primary reasons for the increase in total operating expenses were an increase in contractors and professional fees.

Loss from Operations

The Company had net losses from operations of $159,885 for the 3 quarters ended September 30, 2019 as compared to $79,663 for the 3 quarters ended September 30, 2018. The primary reason for the increase in net losses was the increase in operating expenses.

Net Loss

The Company had total net losses of $162,588 for the 3 quarters ended September 30, 2019 as compared to total net losses of $57,684 for the 3 quarters ended September 30, 2018. The increase in net loss in 2019 compared to 2018 was due to increased operating expenses, although there was a decrease in interest expenses.

Operating Activities

The Company used $(180,860) net cash in operating activities for the 3 quarters ended September 30, 2019 as compared to $218,180 for the 3 quarters ended September 30, 2018.

Investing Activities

The Company had no cash flows from investing activities for the for the 3 quarters ended September 30, 2019 and for the 3 quarters ended September 30, 2018.

Financing Activities

The Company had net cash provided by financing activities of $180,860 for the 3 quarters ended September 30, 2019 as compared to $(217,164) for the 3 quarters ended September 30, 2018. The increase in net cash provided by financing activities is due primarily to a cancellation in notes in 2018.

Related Party Transactions

a)	As of September 30, 2019, the Company owed $54,040 (June 30, 2019 - $54,040) to a former director of the Company. The amounts are unsecured, non-interest bearing and are due on demand.

b)	As of September 30, 2019, the Company owed $189,139 (June 30, 2019 - $193,381) to the CEO of the Company. The amount is unsecured, non-interest bearing and is due on demand.

17

Going Concern

The Company sustained continued operating losses during the 3 quarters ended September 30, 2019 as well as the years ended December 31, 2018 and 2017. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management is endeavoring to increase revenue-generating operations. While priority is on generating cash from operations through the sale of the Company’s products, management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity and/or debt securities, which may not be available on commercially reasonable terms if at all. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our stockholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced, and the new equity securities may have rights, preferences or privileges senior to those of the current holders of our common stock.

Liquidity and Capital Resources

As of September 30, 2019, we had no cash or liquid assets.

Management believes it will raise sufficient capital from this offering of our securities to continue and expand ongoing operations and make additional capital investments necessary to grow the underlying businesses. However, Management cannot offer any assurances that this offering of our securities will be successful. If it is not successful, the Company may fail as a going concern.

Additionally, Management is constantly looking for new sources of financing. Without limiting our available options, future financings will most likely be through the sale of additional shares of our common stock. It is possible that we could also offer warrants, options and/or rights in conjunction with any future issuances of our common stock. However, we can give no assurance that financing will be available to us, and if available to us, in amounts or on terms acceptable to us. If we cannot secure adequate financing, we may be forced to cease operations and you will lose your entire investment.

Critical Accounting Policies and Estimates

Our financial statements and related public financial information are based on the application of generally accepted accounting principles in the United States (“GAAP”). GAAP requires the use of estimates, assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

18

Our significant accounting policies are summarized in the notes of our financial statements. While all of these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause a material effect on our results of operations, financial position or liquidity for the periods presented in this report.

We recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

Use of estimates

The preparation of the unaudited financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the year ended December 31, 2018 and the quarter ended September 30, 2019 include the useful lives of website development cost, beneficial conversion of convertible notes payable, the valuation of derivative liabilities and the valuation of stock-based compensation.

Revenue recognition

The Company follows ASC 605-10 “Revenue Recognition” and recognizes revenue when all the conditions for revenue recognition are met: (i) persuasive evidence of an arrangement exists, (ii) collection of the fee is probable, (iii) the sales price is fixed and determinable and (iv) services have been rendered.

The Company reports its revenue at gross amounts in accordance with ASC 605-45 “Principal Agent Considerations” because it is responsible for fulfillment of the service, has substantial latitude in setting price, assumes the credit risk and it is responsible for the payment of all obligations incurred for legal and debt collection fees. The Company bears the credit risks if it does not collect the settlement fees and will be responsible to pay for fees including, but not limited to, court filing fees, collection fees, travel costs, deposition reporter, video, and transcript fees, expert fees and expenses, investigation costs, messenger and process service fees, computer-assisted legal research fees, document duplication and/or imaging expenses, electronic-data vendor fees, and any fees or costs that a court may order to pay to a party or third party.

Derivative Liabilities

The Company follows the provisions of FASB ASC Topic No. 815-40, “Derivatives and Hedging - Contracts in an Entity’s Own Stock”, for the embedded conversion options that were accounted for as derivative liabilities at the date of issuance and adjusted to fair value through earnings at each reporting date. In accordance with ASC 815, the Company has bifurcated the conversion feature of the convertible Debentures, along with any free-standing derivative instruments and recorded derivative liabilities on their issuance date. The Company uses the Black-Scholes model to value the derivative liabilities.

Legal Matters

There are no ongoing or expected legal proceedings that will impact the company out of the normal course of doing business.

19

BUSINESS

This Prospectus includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this Prospectus, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Company Overview

Xalles Holdings, Inc. (the “Company”) is a Nevada corporation operating as a fintech accelerator specializing in payment solution companies and supporting technologies. Through our subsidiary holdings, our primary services are a) pre-payment and post-payment auditing (PPA), b) investment and financing systems (IFS), and c) financial transaction reconciliation (FTR)

Our business model is focused on searching for fintech acquisition and growth opportunities. In particular, we seek opportunities with internet providers, payments systems, and intellectual property through joint ventures, strategic investments, and acquisition. Through our existing portfolio we place opportunities into our ecosystem, providing enhancements and added value. We also provide access to growth capital, management, business development support, capital support.

Our Strategy

Our business strategy is to create a number of profitable Fintech operating subsidiaries under Xalles Holdings Inc., the Fintech holding company. Our management team is well connected in the financial services industry and seeks unique opportunities for asset or business acquisitions. Xalles plans to use a combination of stock, cash and revenue sharing models to perform the acquisitions.

Achievements

Thus far we are just starting to create a brand for ourselves in the industry. Some of our past achievements include:

·	Exclusive implementer of U.S. Bank’s PowerTrack service, from first transaction to world’s largest transportation payment processing service.

·	First to implement an enterprise wide payment system within the U.S. Department of Defense, completed 2 years ahead of schedule.

·	First to design, develop, and host an independent MasterCard-branded system outside of the MasterCard IT infrastructure.

·	Implemented a financial transaction reconciliation solution within the U.S. Department of Homeland Security (U.S. Coast Guard).

Our Subsidiary Holdings

Xalles Capital - Management the Xalles holdings of the Fintech Accelerator Program spin offs, whether public or private entities. Identify new investment opportunities. Support management funds with consulting services in addition to the deployment of X2X related solutions.

20

Xalles Limited - Support investment funds and large industrial projects in emerging markets through our IFS and FTR services. Support the U.S. Government payment auditing requirements through our payment auditing services. Provide payment solutions consulting services to external clients in the financial services industry.

Xalles Technology - Support other subsidiaries and external clients with system design and development services, including development of the proprietary X2X solution and Blockchain specialization.

Xalles Financial Services - Cryptocurrency Trading Engine – currently in testing phase. Innovative and virtual banking services. Loans and financing solutions for supporting consumers, small businesses in markets such as merchant processing, supply chain finance. Investment Club concept for cross pollination of investors in different verticals.

Co-Owners Rewards - Co-Owners has created an innovative, fully-vetted business model and scalable rewards program, leveraging 4 successful concepts: mobile phones, payment cards, stock ownership and purchasing rewards programs.

 Amazing Living Enterprises - Existing operation that is scalable through the core operating system and affiliate compensation plan, including stock rewards. Leverage existing network builders. Spin off Amazing Living to allow direct stock rewards in that new public entity or merge with Co-Owners Rewards.

Global Savings Network - Dominate the local merchant discount market through non-profit distribution channels looking for year-round fundraising assistance. International licensing opportunities for new territories.

Recent Updates to our Business Strategy

The company continues to focus on fintech and setting up “payment toll gates” where the company can establish recurring revenue streams. Recently the company has been designing a new “commerce ecosystem” which takes advantages of some of the capabilities and intellectual property of each of some of the existing subsidiaries and combine them into a new process flow that will create new revenue streams. This synergistic approach combines online shopping and local brick and mortar shopping, with payment and reward systems. These new revenue streams will lower the overall cost of customer acquisition and maximize the return per consumer.

12-Month Plan of Operation

 The company currently is operating at a loss. The proceeds from this fundraising offering will enable a few of the subsidiaries to launch their services and revenue streams. The company expects to be profitable within 12 months of the qualification of this offering. This will result in a consolidated profitable financial statement on a quarterly basis during the calendar and fiscal year 2020.

 Industry Overview

The Fintech industry is financial services technology. It is made up of many segments and the segments that Xalles participates in are the Payment, eCommerce and Rewards segments. Each of these markets have consumer, business to business (“B2B”), and government related stakeholders and market segments. Xalles has designed services to support all these market segments.

Recent Developments

Xalles has recently completed a significant phase of the design of the new X2X financial transaction reconciliation system. This system’s new version is expected to launch in the first half of 2020.

Xalles is working to create a new commerce ecosystem with a unique rewards program linked to online and in person shopping experiences.

Xalles is in negotiations for the acquisition of new assets to enhance the previously announced revenue sharing agreement with ATN Trading.

Xalles and LYC Mortgage, who had previously announced an acquisition have missed the contracted closing date and have mutually decided to put the acquisition on hold.

21

Government Regulation

The financial services industry is highly regulated. The market segments in which Xalles participates involves utilizing partner companies where specific licenses may be required. As an example, the issuance of prepaid Visa-branded cards is performed through a contracted third party who performs that service for many clients and has existing relationships and processes with the payment network and the card issuing banks.

Employees

Thomas Nash the company’s CEO is working full time in the company. There are an additional 9 people who are working part time but many spending most of their time and effort in this business.

Property

The company does have any real estate or property holdings.

MANAGEMENT

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or he is removed from office. The Board of Directors has no nominating, auditing or compensation committees. The Board of Directors also appointed our officers in accordance with the Bylaws of the Company, and per employment agreements negotiated between the Board of Directors and the respective officer. Currently, there are no such employment agreements. Officers listed herein are employed at the whim of the Directors and state employment law, where applicable.

The name, address, age and position of our officer and director is set forth below:

Name	Age	First Year as a Director or officer	Office(s) held
Thomas W. Nash	54	No	CEO, Director
Paul W. Erickson	54	No	Director

The term of office of each director of the Company ends at the next annual meeting of the Company’s stockholders or when such director’s successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in the Company’s bylaws or has been fixed by the Board of Directors. The term of office of each officer of the Company ends at the next annual meeting of the Company’s Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer’s successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

Biographical Information

Thomas W. Nash, CEO and Director

Thomas Nash is a change leader, business strategist and international public speaker. He has led Xalles Holdings Inc. since its inception and reverse merger in 2015. He led Xalles Limited and its predecessor companies since 1996. Xalles Holdings is a FinTech Accelerator, acquiring companies and strategic partners to drive new revenue and asset appreciation within the financial technology and payment industry.

Nash’s expertise is in the Financial Supply Chain and payment services. He has provided strategic business advice to more than 200 firms worldwide from small firms to Fortune 500 firms. Nash has advised the Governments of Brazil, China, Ghana, Romania, Ukraine and others. Nash has helped launch successful start-up ventures in the payment, eCommerce and IT fields. He has also helped firms expand into new international markets. His international marketing seminars have been presented in many countries across 5 continents to thousands of entrepreneurs and executives.

22

He led the implementation and operations teams for U.S. Bank to implement the PowerTrack freight payment system in the U.S. Department of Defense. For MasterCard, he led the design and development team of the Intergovernmental Commerce Exchange (ICE) which was implemented within the U.S. Department of Homeland Security.

Paul W. Erickson, Director

For over 20 years, Paul has been at the forefront of the Digital Transformation; helping clients to plan for and implement the changes necessary as new disruptive technologies emerge in Banking, Retail, and Technology. An innovative and collaborative Executive known for building strong working relationships, mentoring unique talents, and fostering open communications in order to gain the trust and respect of clients, partners, and key decision-makers.

His experience, including most recently as a Partner at IBM Global Business Services, has been on leading cross-functional teams towards the design and execution of transformative programs for internationally renowned clients. A proven history of overseeing sizeable teams across the complete transformation journey from strategy definition, technology design through to implementation.

Executive Compensation

Thomas Nash, CEO and Director, 2019 compensation: 30,000,000 restricted shares (issued) and $100,000 non-interest bearing note. Paul Erickson, Director, 2019 compensation: 5,000,000 restricted shares (issued)

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

As of September 30, 2019, the Company owed $54,040 (June 30, 2019 - $54,040) to a former director of the Company. The amounts are unsecured, non-interest bearing and are due on demand.

As of September 30, 2019, the Company owed $189,139 (June 30, 2019 - $193,381) to the CEO of the Company. The amount is unsecured, non-interest bearing and is due on demand.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as to the shares of Common Stock beneficially owned as of March 3, 2020, by (i) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group.  Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. The footnotes below indicate the amount of unvested options for each person in the table. None of these unvested options vest within 60 days of the date hereof. As the Preferred A and Preferred B shares will have, collectively at all times, 76% of the voting rights, the voting rights of beneficial owners will have little change regardless of the number of shares issued pursuant to this offering.

23

Shareholder	Class of Stock	No. of Shares	% of Class	Voting Rights	% of Voting Rights

Thomas Nash	Common	191,400,000	35.55	1 vote per share	8.53
Thomas Nash	Pref A	500,000	50	Class is 51% of voting rights	25.5
Thomas Nash	Pref B	1,000,000	100	Class is 25% of voting rights	25
Paul Erickson	Common	7,200,000	1.34	1 vote per share	0.32
ALL OFFICERS AND DIRECTORS					59.35

Mati Baumel	Common	100,000	0.02	1 vote per share	0.004
Mati Baumel	Pref A	500,000	50	Class is 51% of voting rights	25.5

ALL BENEFICIAL OWNERS					84.86

DESCRIPTION OF CAPITAL

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation, as amended and our bylaws, as amended, which are included as exhibits to the registration statement of which this Offering Circular forms a part.

Common Stock

Voting

Each holder of our Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the votes cast.  Cumulative voting for the election of directors is not permitted.

Dividends

Holders of our Common Stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for payment, subject to the rights of holders, if any, of our preferred stock.  Any decision to pay dividends on our Common Stock will be at the discretion of our Board of Directors. Our Board of Directors may or may not determine to declare dividends in the future.  See “Dividend Policy.”  The Board’s determination to issue dividends will depend upon our profitability and financial condition, and other factors that our Board of Directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of our Common Stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full all of our debts and after the holders of all outstanding preferred stock, if any, have received their liquidation preferences in full.

24

Series A Preferred Stock

Voting

This class of stock has 51% of the total voting rights.

Conversion Rights

There are no conversion rights.

Liquidation Rights

No liquidation preference.

Series B Preferred Stock

Voting

This class of stock has 25% of the total voting rights.

Conversion Rights

There are no conversion rights.

Liquidation Rights

No liquidation preference.

Series C Convertible Preferred Stock

Voting

This class of stock has a voting rights equivalent to a common shareholder in the quantity of the number of shares that the Series C is eligible to be converted to.

Conversion Rights

Each Series C preferred share can be converted at the shareholder’s option to 100 Common Shares.

Liquidation Rights

No liquidation preference.

Limitations on Liability and Indemnification of Officers and Directors

Nevada law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.  Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Nevada law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be.  Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Nevada law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities.  We currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

Transfer Agent

Our transfer agent is Vstock Transfer, LLC having addresses at 18 Lafayette Place, Woodmere, NY 11598.

25

SHARE ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Common Stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.  We are unable to estimate the number of shares of Common Stock that may be sold in the future.

Upon the successful completion of this offering, we will have a maximum of 1,138,438,109 outstanding shares of Common Stock if we complete the maximum offering hereunder.  All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 5% stockholders.

Rule 144

Shares of our Common Stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of Common Stock then outstanding, which will equal about 11,384,381 shares if fully subscribed; or

●	the average weekly trading volume of the unrestricted Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

PLAN OF DISTRIBUTION

The Offering will be sold by our officers and directors.

This is a self-underwritten offering. This Offering Circular is part of an exemption under Regulation A that permits our officers and directors to sell the Shares directly to the public in those jurisdictions where the Offering Circular is approved, with no commission or other remuneration payable for any Shares sold. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the qualification by the Commission and acceptance by those states where the offering will occur, the Officer and Directors intends to advertise through personal contacts, telephone, and hold investment meetings in those approved jurisdictions only. We do not intend to use any mass-advertising methods such as the Internet or print media. Officers and Directors will also distribute the prospectus to potential investors at meetings, to their business associates and to his friends and relatives who are interested the Company as a possible investment, so long as the offering is an accordance with the rules and regulations governing the offering of securities in the jurisdictions where the Offering Circular has been approved. In offering the securities on our behalf, the Officers and Directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Terms of the Offering

The Company is offering on a best-efforts, self-underwritten basis a maximum of 600,000,000 shares of its Common Stock. The Company will determine a final offer price within 2 days of Qualification which shall be between $0.005 and $0.10 totaling 600,000,000 and 3,000,000 shares respectively.

The Company is offering, on a best-efforts, self-underwritten basis, a maximum of 600,000,000 shares of its Common Stock at a fixed price to be determined upon qualification of the Form 1-A filing. The price shall be fixed for the duration of the offering, unless an amendment is properly filed with the Commission. There is no minimum investment required from any individual investor. The shares are intended to be sold directly through the efforts of our officers and directors. The shares are being offered for a period not to exceed 360 days. The offering will terminate on the earlier of: (i) the date when the sale of all shares is completed, or (ii) 360 days from the effective date of this document. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

26

VALIDITY OF COMMON STOCK

The validity of the securities offered hereby will be passed upon by Eilers Law Group, P.A.

EXPERTS

None

REPORTS

As a Tier 1, Regulation A filer, we are not required to file any reports.

27

PART III EXHIBITS

EXHIBIT INDEX

Date of File
2.1	Articles of Incorporation	7/29/2013
2.2	Bylaws of the Company	7/29/2013
2.3	Certificate of Designation (Series A Preferred Stock)	8/16/2015
2.4	Certificate of Amendment (Name Change to Xalles Holdings, Inc.)	Filed Herein
2.5	Certificate of Designation (Series B Preferred Stock)	Filed Herein
2.6	Certificate of Designation (Series C Preferred Stock)	Filed Herein
4.1	Form of Subscription Agreement	Filed Herein
11.1	Consent of Eilers Law Group, P.A. (included in Exhibit 12.1)	Filed Herein
12.1	Opinion of Eilers Law Group, P.A.	Filed Herein

28

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Washington, DC on this 4th day of March 2020.

By:	/s/ Thomas Nash
Thomas Nash CEO, CFO, Secretary Principal Executive Officer Principal Financial Officer Principal Accounting Officer Chairman

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Paul Erickson	March 4, 2020
Paul Erickson Director

29

XALLES HOLDINGS INC.

CONSOLIDATED BALANCE

(Expressed in US dollars)

(Unaudited)

As of September 30, 2019

ASSETS
Cash	$0
Advances (Note 4) Advances (Note 4)	0
Other Current assets	617,803
Total Current Assets Total current assets	617,803

Licenses (Note 5)	717
Prepaid Expenses	17,100
Total Assets	$635,620

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable (Notes 6 and 8)	$156,082
Accrued liabilities (Note 6)	8,026
Notes payable	1,287,146
Total Current Liabilities	1,451,254

Convertible debentures (Note 6)	0
Stock-settled debt obligation (Note 6)	100,000
Loan payable	11,793
Due to related parties (Notes 7 and 8)	243,179
TOTAL LIABILITIES	$1,806,226

STOCKHOLDERS' DEFICIT
Capital Stock Preferred Stock, 5,000,000 shares authorized, par value $0.001, Preferred Series A 1,000,000 shares designated (Sep 30, 2019: 1,000,000), 1,000,000 shares issued and outstanding as of Sep 30, 2019 (Dec 31, 2018: 1,000,000)	1,000
Preferred Series B 1,000,000 shares designated (Sep 30, 2019: 1,000,000), 1,000,000 shares issued and outstanding as of Sep 30, 2019 (Dec 31, 2018: 1,000,000)	1,000
Preferred Series C 2,000,000 shares designated (Sep 30, 2019: 2,000,000), 0 shares issued and outstanding as of Sep 30, 2019 (Dec 31, 2018: 1,607,950)	0
Common stock, 2.000,000,000 shares authorized, par value $0.0001, 464,438,109 shares issued and outstanding as of Sep 30, 2019 (Dec 31, 2018: 171,164,500)	46,444
Additional paid-in capital	527,200
Accumulated deficit	(1,746,250)
TOTAL STOCKHOLDERS' DEFICIT (Note 9)	(1,170,606)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$635,620
30

XALLES HOLDINGS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Expressed in US dollars)

(Unaudited)

Three months ended Sept 30, 2019

REVENUE
Total revenue	$8,123
COGS	0
Gross Profit	8,123

EXPENSES
Amortization	17
General and administrative	13,681
Contractors	10,824
Professional fees	12,500
Sales Tax	0
Total operating expenses	37,022
Net loss before other expenses	(28,899)

Other Expenses
Interest Expense	(923)
Net loss	$(29,822)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.00006)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	464,438,109

31

XALLES HOLDINGS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in US dollars)

Nine Months ended Sept 30, 2019

OPERATING ACTIVITIES
Net loss	$(162,588)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of license	50
Issuance of stock for consulting services	—
Stock-based compensation	—
Changes in operating assets and liabilities:
Accounts receivable other assets	(20,000)
Accounts payable and accrued liabilities	1,678
Advances	—
NET CASH USED IN OPERATING ACTIVITIES	(180,860)

FINANCING ACTIVITIES
Issuance/retiring of convertible notes	—
Proceeds from related parties	48,186
Contributions from shareholders	67,620
Proceeds from loan payable	—
Net Proceeds from notes payable	65,054
Issuance of convertible notes	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	180,860

NET CHANGE IN CASH	0

CASH, BEGINNING OF PERIOD	0

CASH, END OF PERIOD	$0

32

XALLES HOLDINGS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – GENERAL ORGANIZATION AND BUSINESS AND GOING CONCERN

Xalles Holdings Inc. (“the Company”) was incorporated in the State of Nevada on December 14, 2009 under the name Stella Blu, Inc. On August 24, 2015, the Company changed its name to Xalles Holdings Inc.

On July 14, 2015, the Company entered into a Share Exchange Agreement (the “Agreement”) with Xalles Limited ("Xalles"), a Delaware corporation (incorporated in October 2014), ArrowVista Corporation ("ArrowVista"), a Delaware corporation, Xalles Singapore Pte. Ltd. ("Xalles Singapore"), a Singapore corporation, and the shareholders of Xalles, ArrowVista, and Xalles Singapore.  Pursuant to the Agreement, Xalles, ArrowVista, and Xalles Singapore will become wholly owned subsidiaries of the Company in exchange for the issuance of certain shares.  Xalles became a wholly owned subsidiary by the issuance of 19,500,000 shares of common stock on July 16, 2015 (the "First Tranche"). Also, refer to Note 3. ArrowVista will become a wholly owned subsidiary by the issuance of 4,500,000 shares of common stock on or before June 30, 2016. Xalles Singapore will become a wholly owned subsidiary by the issuance of 2,250,000 shares of common stock on or before June 30, 2016.  The consummation of the transactions set forth in the Agreement are subject to certain conditions, which have not yet been finalized under that agreement.

On July 1, 2015, prior to the closing of the First Tranche of the Agreement, ArrowVista transferred a note receivable and a license to Xalles in consideration of a note payable in the amount of $97,211. The amount owed is unsecured, non-interest bearing, and due on demand.

On August 19, 2015, the Company effected a 3-for-1 forward stock split of its common stock. All common share and per common share amounts in these consolidated financial statements have been retroactively restated to reflect the stock split.

During the period ended March 31, 2016, the Company received $33,146 in financing from the former shareholders of the Company pursuant to the share exchange agreement, which has been recorded as a contribution of capital under additional paid-in-capital.

On February 29, 2016, the Company closed an Asset Purchase Agreement dated July 14, 2015 and amended December 2, 2015 (the “Agreement”) with Co-Owners Inc. ("Co-Owners"), a Florida corporation, and the shareholders of Co-Owners.  Pursuant to the Agreement, the Company agreed to purchase certain assets and assume certain liabilities of Co-Owners and transfer these assets and liabilities to a newly incorporated company, named Co-Owners Rewards Inc. (“Subco”).  In consideration, Subco will issue 2,200,000 shares of common stock to the Company and 2,330,000 shares of common stock to certain shareholders of Co-Owners. Since that agreement two subsequent transactions related to Co-Owners Rewards Inc. have been executed.

On November 9, 2017 the Company entered into an exchange agreement with its CEO to retire a Note held due to the CEO by Xalles Limited for $97,944.35 less $750 advanced from Xalles Holdings, and 2 Notes payable to third parties which will be paid by the CEO for $5,000 and $10,000 in principal respectively, in exchange for the shares in Co-Owners Rewards Inc. previously held by the Company.

On November 9, 2017, the Company issued 75,000,000 restricted common shares to an officer of the Company, as the sole shareholder of ArrowVista Corporation, of which 100% of its outstanding shares were acquired by the Company in a Share Purchase Agreement. The agreement includes a Note payable for $150,000 to the same shareholder.

As of September 30, 2019, the Company had 9 wholly owned subsidiaries, namely, Xalles Limited, Xalles Capital Inc., Xalles Technology Inc., Xalles Financial Services Inc., Co-Owners Rewards Inc., Amazing Living Enterprises Inc., Global Savings Network Inc., ArrowVista Corporation, and BlockForge Inc. It is planned for both ArrowVista Corporation and BlockForge Inc. to be dissolved as the assets and liabilities of those 2 entities has been transferred to one of the other wholly owned subsidiaries.

33

The Company is engaged business development of payment and related financial services companies. The Company’s principal operations include the acquisition of companies with unique technologies and services within the financial services technology industry (“Fintech”). The Company expects to generate revenues and related cash flows from the sale of products and services from those companies and determine exit strategies as appropriate.

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary debt or equity financing to continue operations, and the attainment of profitable operations. There is no guarantee that the Company will be successful in these efforts. As of September 30, 2019, the Company has a working capital deficit of $1,170,606, and has accumulated losses of $1,746,250 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

These consolidated financial statements present the balance sheets, statements of operations, stockholders' deficit and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States. The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 fiscal year end.

Consolidation

The consolidated financial statements include the accounts of the Company and its eight wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates and Assumptions

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The results of operations and cash flows for the periods shown are not necessarily indicative of the results to be expected for the full year. The Company regularly evaluates estimates and assumptions related to valuation of license, stock-based compensation, and deferred income tax asset valuation allowances.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

License

The Company acquired a license from a company controlled by our CEO on July 1, 2015 amounting to $1,000. License has been capitalized in accordance with ASC 350-30 “Intangibles – Goodwill and Other – General Intangibles Other Than Goodwill.” Amortization commenced on July 1, 2015 when the license was acquired and became ready for its intended use. Amortization is calculated on a straight-line basis over its estimated useful life of 15 years.

If the total of the expected undiscounted future cash flows is less than the carrying amount of the asset, a loss is recognized for the excess of the carrying value over the fair value of the asset.

34

Financial Instruments and Fair Value Measures

ASC 820, “Fair Value Measurements and Disclosures” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, convertible debenture, stock-settled debt obligation, and amounts due to related parties. Pursuant to ASC 820, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718 “Compensation – Stock Compensation” and ASC 505, “Equity Based Payments to Non-Employees”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Loss per Share

The Company computes net loss per share in accordance with ASC 260, “Earnings per Share”, which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the statements of operations. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Comprehensive Loss

ASC 220, “Comprehensive Income”, establishes standards for the reporting and display of comprehensive loss and its components in the consolidated financial statements. As at September 30, 2019, December 31, 2018 and December 31, 2017, the Company had no items representing comprehensive income or loss.

35

Income Taxes

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.  Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

When required, the Company records a liability for unrecognized tax positions, defined as the aggregate tax effect of differences between positions taken on tax returns and the benefits recognized in the financial statements.  Tax positions are measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.  No tax benefits are recognized for positions that do not meet this threshold.  The Company has no uncertain tax positions that require the Company to record a liability.  The Company’s tax years ended December 31, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017 and 2018 remain subject to examination by Federal and state jurisdictions.

The Company recognizes penalties and interest associated with tax matters as part of the income tax provision and includes accrued interest and penalties with the related tax liability in the balance sheet.  The Company had no accrued penalties and interest as of September 30, 2019, December 31, 2018 and December 31, 2017.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – ACQUISITIONS

On July 14, 2015, the Company entered into an Agreement with Xalles Limited ("Xalles"), a Delaware corporation, ArrowVista Corporation ("ArrowVista"), a Delaware corporation, Xalles Singapore Pte. Ltd. ("Xalles Singapore"), a Singapore corporation, and the shareholders of Xalles, ArrowVista, and Xalles Singapore.  Pursuant to the Agreement, Xalles, ArrowVista, and Xalles Singapore will become wholly owned subsidiaries of the Company in exchange for the issuance of certain shares.  Xalles became a wholly owned subsidiary by the issuance of 19,500,000 shares of common stock on July 16, 2015.  ArrowVista will become a wholly owned subsidiary by the issuance of 4,500,000 shares of common stock on or before June 30, 2016. Xalles Singapore will become a wholly owned subsidiary by the issuance of 2,250,000 shares of common stock on or before June 30, 2016.  The consummation of the transactions set forth in the Agreement are subject to certain conditions, which have not yet been finalized. The original shareholders of the Company agreed to fund $300,000 to support the current operations and continued development of the business. As of the date of the filing of these consolidated financial statements, only $33,146 has been received.

The share purchase agreement was a capital transaction in substance and therefore has been accounted for as a reverse capitalization. Under reverse capitalization accounting, Xalles was considered the acquirer for accounting and financial reporting purposes and acquired the assets and assumed the liabilities of the Company. Assets acquired and liabilities assumed are reported at their historical amounts. These consolidated financial statements include the accounts of the Company since the effective date of the recapitalization and the historical accounts of Xalles since inception.

On November 9, 2017, the Company entered into an Agreement with ArrowVista Corporation (“ArrowVista”) and the shareholders of ArrowVista. Pursuant to the Agreement, ArrowVista will become a wholly owned subsidiary of the Company in exchange for the issuance of certain shares and a Note. ArrowVista became a wholly owned subsidiary when the Company issued 75,000,000 restricted common shares to an officer of the Company, as the sole shareholder of ArrowVista, of which 100% of its outstanding shares were acquired by the Company in the Share Purchase Agreement. The agreement includes a Note payable for $150,000 to the same shareholder. These consolidated financial statements include the accounts of ArrowVista as a wholly owned subsidiary as if ArrowVista had been acquired as of January 1, 2017.

36

On April 10, 2018, the Company entered into a Share Purchase Agreement with BlockForge Inc., a Delaware C Corporation (“BlockForge”) and the shareholders of BlockForge. Pursuant to the Agreement, BlockForge will become a wholly owned subsidiary of the Company in exchange for the issuance of certain shares to the BlockForge shareholders. BlockForge became a wholly owned subsidiary on April 20, 2018, when the Company issued 20,000 Series C Preferred shares to the shareholders of BlockForge.

On April 26, 2018, the Company entered into a Share Purchase Agreement with Co-Owners Rewards Inc., a Florida C Corporation (“Co-Owners”) and the shareholders of Co-Owners. Pursuant to the Agreement, Co-Owners will become a wholly owned subsidiary of the Company in exchange for the issuance of certain shares to the Co-Owners shareholders. Co-Owners became a wholly owned subsidiary when the Company issued 157,950 Series C Preferred shares to the shareholders of Co-Owners.

On May 29, 2018, the Company entered into an Asset Purchase Agreement with 2 individuals for the Company to acquire 100% of the tangible and intellectual property known as the “USA Savings Club Property”. The Company created a wholly owned subsidiary, Global Savings Network Inc., a Florida C Corporation, to hold the acquired assets. The transaction closed and, pursuant to the Agreement, the Company issued a total of 30,000 Series C Preferred shares to the 2 individuals named in the Asset Purchase Agreement.

NOTE 4 – ADVANCES

As at September 30, 2019, the Company had reduced its amounts advanced to unrelated parties (June 30, 2019 - $0). These amounts were unsecured, non-interest bearing and due on demand.

NOTE 5 – LICENSE

On July 1, 2015, the Company acquired the license from a company controlled by our CEO. The license was recorded at the historical cost incurred by the related party and amortized over its estimated useful life of 15 years. The following represents the carrying value of the license at September 30, 2019:

License	$1,000

Accumulated depreciation	284

Carrying value as at September 30, 2019	$716

NOTE 6 – CONVERTIBLE DEBENTURES

a)	On August 28, 2015, in consideration for future consulting services, the Company issued a $60,000 convertible note which is unsecured, bears interest at 2% per annum and was due on November 28, 2015. The note is convertible into shares of common stock 90 days after the date of issuance (November 26, 2015) at a conversion rate of 60% of the average of the three lowest closing bid prices of the Company’s common stock for the twenty trading days ending one trading day prior to the date the conversion notice is sent by the holder to the Company. If, at the time of conversion, the lowest trading prices during the applicable 20 trading day period is equal to or less than $0.0001, then the conversion price shall equal the lesser of the (1) variable conversion price or (2) $0.00001.

In accordance with ASC 470-20, “Debt with Conversion and Other Options”, the Company recognized the intrinsic value of the conversion feature of $40,000 as a stock-settled debt obligation and an equivalent discount which was charged to operations over the term of the convertible debenture from the effective date to the convertible date. During the year ended December 31, 2015, the Company accreted $40,000 of the debt discount which was recorded as interest expense. As of December 31, 2016, the carrying value of the debenture was $60,000 (2015 - $60,000). As of December 31, 2017, accrued interest of $2,512 (2016 - $1,614) has been recorded in accounts payable and accrued liabilities. As of October 23, 2017, the note was converted into 5,000,000 restricted shares.

37

b)	On January 4, 2016, in consideration for future consulting services, the Company issued a $90,000 convertible note which is unsecured, bears interest at 6% per annum and was due on April 4, 2016. The note is convertible into shares of common stock 90 days after the date of issuance (April 3, 2016) at a conversion rate of 60% of the average of the three lowest closing bid prices of the Company’s common stock for the twenty trading days ending one trading day prior to the date the conversion notice is sent by the holder to the Company. In no event shall the holder be entitled to convert the note resulting in ownership of more than 9.99% of the outstanding common shares of the Company.

In accordance with ASC 470-20, “Debt with Conversion and Other Options”, the Company recognized the intrinsic value of the conversion feature of $60,000 as a stock settled debt obligation and an equivalent discount which will be charged to operations over the term of the convertible debentures from the effective date to the first convertible date. As of December 31, 2017, the carrying value of the debenture was $90,000 (December 31, 2016 - $90,000). As of December 31, 2017, accrued interest was $10,885 (2016 - $5,356) and has been recorded in accrued liabilities. The management is in the process of extending the terms of this note. As of December 31, 2017, the Company continues to accrue interest at the interest rate of 6%. As of March 21, 2018, the note had been retired.

c)	On July 4, 2016, in consideration for future consulting services, the Company issued a $90,000 convertible note which is unsecured, bears interest at 6% per annum and was due on October 4, 2016. The note is convertible into shares of common stock 90 days after the date of issuance (July 4, 2016) at a conversion rate of 60% of the average of the three lowest closing bid prices of the Company’s common stock for the twenty trading days ending one trading day prior to the date the conversion notice is sent by the holder to the Company. In no event shall the holder be entitled to convert the note resulting in ownership of more than 9.99% of the outstanding common shares of the Company.

In accordance with ASC 470-20, “Debt with Conversion and Other Options”, the Company recognized the intrinsic value of the conversion feature of $60,000 as a stock settled debt obligation and an equivalent discount which will be charged to operations over the term of the convertible debentures from the effective date to the first convertible date. As of December 31, 2017, the carrying value of the debenture was $90,000 (December 31, 2016 - $90,000). As of December 31, 2017, accrued interest was $8,152 (2016 - $2,663) and has been recorded in accrued liabilities. The management is in the process of extending the terms of this note. As of December 31, 2016, the Company continues to accrue interest at the interest rate of 6%. As of March 21, 2018, the note had been retired.

d)	On January 4, 2017, in consideration for future consulting services, the Company issued a $90,000 convertible note which is unsecured, bears interest at 6% per annum and was due on April 4, 2017. The note is convertible into shares of common stock 90 days after the date of issuance (April 4, 2017) at a conversion rate of 60% of the average of the three lowest closing bid prices of the Company’s common stock for the twenty trading days ending one trading day prior to the date the conversion notice is sent by the holder to the Company. In no event shall the holder be entitled to convert the note resulting in ownership of more than 9.99% of the outstanding common shares of the Company.

In accordance with ASC 470-20, “Debt with Conversion and Other Options”, the Company recognized the intrinsic value of the conversion feature of $60,000 as a stock settled debt obligation and an equivalent discount which will be charged to operations over the term of the convertible debentures from the effective date to the first convertible date. As of December 31, 2017, the carrying value of the debenture was $90,000 (December 31, 2016 - $90,000). The management is in the process of extending the terms of this note. As of December 31, 2017, the Company continues to accrue interest at the interest rate of 6%. As of December 31, 2017, accrued interest was $5,389 (December 31, 2016 - $nil) and has been recorded in accrued liabilities. As of March 21, 2018, the note had been retired.

NOTE 7 – RELATED PARTY TRANSACTIONS

a)	As of September 30, 2019, the Company owed $54,040 (June 30, 2019 - $54,040) to a former director of the Company. The amounts are unsecured, non-interest bearing and are due on demand.

b)	As of September 30, 2019, the Company owed $189,139 (June 30, 2019 - $193,381) to the CEO of the Company. The amount is unsecured, non-interest bearing and is due on demand.

NOTE 8 – NOTES PAYABLE

a)	On April 18, 2016, the Company issued a promissory note for $20,000. The amount owing is unsecured, and due 90 days from the date of receipt. The loan will commence to bear interest at 10% per annum beginning on the 91st day following the receipt of the principal. As at September 30, 2019, the Company accrued $666 (June 30, 2019 - $649) in interest, which is included in accrued liabilities.

38

b)	On May 11, 2016, the Company issued a promissory note for $10,000. The amount owing is unsecured, and is due on November 11, 2016. If the unpaid principal is not paid in full by the due date. Interest shall accrue on the unpaid balance at 10% per annum. As at December 31, 2017, the Company accrued $1,157 (2016 - $137) in interest, which is included in accrued liabilities. This note was exchanged through an agreement made on November 9, 2017.

c)	On July 21, 2016, the Company issued a promissory note for $5,000, of which $1,000 was received. The amount owing is unsecured, and is due on January 21, 2017. If the unpaid principal is not paid in full by the due date. Interest shall accrue on the unpaid balance at 10% per annum. As at December 31, 2017, the Company accrued $96 (2016 - $nil) in interest, which is included in accrued liabilities. This note was exchanged through an agreement made on November 9, 2017.

d)	On August 29, 2016, the Company issued a promissory note for $8,000. The amount owing is unsecured, and due 90 days from the date of receipt. The loan will commence to bear interest at 10% per annum beginning on the 91st day following the receipt of the principal. As at September 30, 2019, the Company accrued $258 (June 30, 2019 - $251) in interest, which is included in accrued liabilities.

e)	On October 21, 2016, the Company issued a promissory note for $40,000. The amount owing is unsecured, non-interest bearing and due six months from the issuance date. The principal balance of this note, together with accrued and unpaid interest shall be paid in one instalment. As at December 31, 2017, the Company accrued $1,332 (2016 - $nil) in interest, which is included in accrued liabilities. This Note was retired through a settlement agreement on October 26, 2017.

f)	On October 21, 2016, the Company issued a promissory note for $5,000. The amount owing is unsecured, bears interest at 12% beginning on the first day following the receipt of the principal amount. The outstanding principal balance of this note shall be due and payable 30 days from the date of receipt. As at December 31, 2017, the Company accrued $680 (2016 - $66) in interest, which is included in accrued liabilities. This note was exchanged through an agreement made on November 9, 2017.

NOTE 9 – STOCKHOLDERS’ DEFICIT

Authorized Shares

The Company is authorized to issue 2,000,000,000 shares of $0.0001 par value common stock and 5,000,000 shares of preferred stock, par value $0.001.

Common Stock

All common stock shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

Preferred Stock

On August 3, 2015, the Company filed a Certificate of Designation of Series A Preferred Stock (the "Certificate of Designation”) with the Nevada Secretary of State designating 1,000,000 of the Company's previously authorized preferred stock.  The holders of the Series A Preferred Stock are granted 51% voting power on all matters to be voted on by the holders of the Company’s common stock and is not convertible into any shares of the Company's common stock.  With respect to rights on liquidation, dissolution or winding up, shares of Series A Preferred Stock rank on a parity with the Company's common stock.

39

On September 1, 2017, the Company filed a Certificate of Designation of Series B Preferred Stock (the "Certificate of Designation”) with the Nevada Secretary of State designating 1,000,000 of the Company's previously authorized preferred stock. The holders of the Series B Preferred Stock are granted 25% voting power on all matters to be voted on by the holders of the Company’s common stock and is not convertible into any shares of the Company's common stock. With respect to rights on liquidation, dissolution or winding up, shares of Series B Preferred Stock rank on a parity with the Company's common stock.

On April 6, 2018, the Company filed a Certificate of Designation of Series C Preferred Stock (the "Certificate of Designation”) with the Nevada Secretary of State designating 2,000,000 of the Company's previously authorized preferred stock. The holders of the Series C Preferred Stock are able to convert their Preferred Series C shares to restricted Common Shares at a ratio of 1:100 (1 Series C share converts to 100 Common shares). The holders of the Series C Preferred Stock are granted the same voting rights as a common stock shareholder as if the shares had already been converted to common. With respect to rights on liquidation, dissolution or winding up, shares of Series C Preferred Stock rank on a parity with the Company's common stock.

Issued and Outstanding since January 1, 2017:

a)	On January 4, 2017, in consideration for future consulting services, the Company issued a $90,000 convertible note which is unsecured, bears interest at 6% per annum and was due on April 4, 2017. The note is convertible into shares of common stock 90 days after the date of issuance (April 4, 2017) at a conversion rate of 60% of the average of the three lowest closing bid prices of the Company’s common stock for the twenty trading days ending one trading day prior to the date the conversion notice is sent by the holder to the Company. In no event shall the holder be entitled to convert the note resulting in ownership of more than 9.99% of the outstanding common shares of the Company.

b)	On October 20, 2017, the Company issues 1,000,000 Shares of Preferred Series B restricted shares to a third party as part of a note agreement.

c)	As of October 23, 2017, the note of $60,000 was retired in exchange for issuing 5,000,000 restricted common shares.

d)	As of October 23, 2017, the Company issued 100,000,000 restricted common shares to an officer of the Company in consideration of services performed.

e)	As of October 26, 2017, the Company issued 225,000,000 common shares to a Note Holder as settlement of the Note Payable. The shares were initially placed in reserve.

f)	As of November 9, 2017, the Company issued 75,000,000 restricted common shares to an officer of the Company, as the sole shareholder of ArrowVista Corporation, of which 100% of its outstanding shares were acquired by the Company in a Share Purchase Agreement.

g)	As of November 9, 2017, the Company issued 500,000 restricted common shares to a service provider of the Company in exchange for Public Relations and Marketing services to be provided during part of 2017 and part of 2018.

h)	As of November 10, 2017, the Company issued 300,000 restricted common shares to a service provider of the Company in exchange for retiring an Account Payable of $50,000.

i)	As of November 10, 2017, the Company issued 20,000 restricted common shares to a Note Holder of the Company in exchange for interest due on the Note. The principal remains as an outstanding Note.

j)	As of November 10, 2017, the Company issued 35,000 restricted common shares to a Note Holder of the Company in exchange for interest due on the Note. The principal remains as an outstanding Note.

k)	As of December 6, 2017, the Company issued 300,000 restricted common shares to a service provider of the Company in exchange for retiring an Account Payable of $50,000.

40

l)	As of April 6, 2018, the Company designated 2,000,000 of the 5,000,000 authorized Preferred Shares of par value $0.001, as Series C Convertible Preferred Shares. Each Series C Preferred Share is convertible to 100 common shares and has the voting rights equivalent to the number of common shares that it converts to.

m)	As of April 16, 2018, the Company issued 5,000,000 restricted common shares to a service provider of the Company in exchange for Advisory services to be provided during part of 2018, 2019 and part of 2020.

n)	As of April 19, 2018, an officer of the Company cancelled 180,000,000 restricted common shares and concurrently the Company issued 1,400,000 Series C Preferred shares to the same officer.

o)	As of April 20, 2018, the Company issued 20,000 Series C Preferred shares to the shareholder of BlockForge Inc., a Delaware C Corporation, acquired through a Share Purchase Agreement.

p)	As of April 20, 2018, the Company issued 150,000 restricted common shares to a Note Holder of Co-Owners Rewards Inc., a Florida C Corporation, that the Company is negotiating a Share Purchase Agreement with.

q)	As of April 26, 2018, the Company entered into a Share Purchase Agreement with Co-Owners Rewards Inc., a Florida C Corporation, which upon closing will become a wholly subsidiary of the Company and the Company will issue 157,950 Series C Preferred shares to the shareholders of Co-Owners Rewards Inc.

r)	As of May 4, 2018, the creditor of the Company who was issued 225,000,000 common shares for the settlement of a Note agreed with the Company to reduce the number of shares placed in reserve by 160,000,000 shares.

s)	As of May 29, 2018, the Company entered into an Asset Purchase Agreement with 2 individuals for the Company to acquire 100% of the tangible and intellectual property known as the “USA Savings Club Property”. The Company created a wholly owned subsidiary, Global Savings Network Inc., a Florida C Corporation, to hold the acquired assets. The transaction closed, and the Company issued a total of 30,000 Series C Preferred shares to the 2 individuals named in the Asset Purchase Agreement.

t)	As of June 1, 2018, the Company issued 500,000 restricted common shares to a new officer of the Company.

u)	As of June 21, 2018, the Company issued 55,000 restricted common shares to an equity investor.

v)	As of June 21, 2018, the Company issued 200,000 restricted common shares to the new director of the Company.

w)	As of July 1, 2018, the Company issued 100,000 restricted common shares to a service provider of the Company in exchange for Public Relations and Marketing services to be provided during part of 2018.

x)	As of July 31, 2018, the Company issued a total of 100,000 restricted common shares to two service providers of the Company in exchange for advisory services to be provided during 2018.

y)	As of August 3, 2018, the Company issued a total of 600,000 restricted common shares to two equity investors.

z)	As of August 4, 2018, the Company issued 1,850,000 restricted common shares to an equity investor.

aa)	As of August 21, 2018, the Company issued 20,000,000 restricted common shares to an equity investor.

bb)	As of September 12, 2018, the Company issued 600,000 restricted common shares to an equity investor.

cc)	As of October 16, 2018, the Company issued 4,437,000 restricted common shares to a non-convertible note holder.

dd)	As of October 26, 2018, the Company issued 402,500 restricted common shares to an equity investor.

41

ee)	As of January 11, 2019, the Company issued 5,000,000 restricted common shares to a non-convertible note holder as part of the compensation package.

ff)	As of January 11, 2019, the Company issued 2,000,000 restricted common shares to a non-convertible note holder as part of the compensation package.

gg)	As of February 1, 2019, the Company issued 24,000,000 restricted common shares to a new executive staff member as part of his compensation package.

hh)	As of February 28, 2019, the Company issued 1,000,000 restricted common shares to a non-convertible note holder as part of the compensation package.

ii)	As of March 28, 2019, the Company issued 500,000 restricted common shares to a non-convertible note holder as part of the compensation package.

jj)	As of April 1, 2019, the Company issued 1,447,548 restricted common shares to an equity investor.

kk)	As of April 1, 2019, the Company issued 606,061 restricted common shares to an equity investor.

ll)	As of May 27, 2019, the Company issued 25,000,000 restricted common shares to an equity investor.

mm)	As of May 29, 2019, the Company issued 150,000 restricted common shares and cancelled 1,500 Preferred Series C shares to fulfill a conversion request by an existing shareholder, as per the terms and conditions of the Series C shares.

nn)	As of May 29, 2019, the Company issued 210,000 restricted common shares and cancelled 2,100 Preferred Series C shares to fulfill a conversion request by an existing shareholder, as per the terms and conditions of the Series C shares.

oo)	As of June 21, 2019, the Company issued 5,000,000 restricted common shares to a Director of the Company as part of his compensation package.

pp)	As of June 21, 2019, the Company issued 30,000,000 restricted common shares to an Officer and Director of the Company as part of his compensation package.

qq)	As of June 26, 2019, a 3(a)10 settled noteholder moved 11,000,000 unrestricted shares from their reserve account to their regular shareholder account.

rr)	As of July 18, 2019, the Company issued 225,000 restricted common shares (market value at the date of issue of $1,500) to an equity investor.

ss)	As of July 31, 2019, the Company issued 10,000,000 restricted common shares (market value at the date of issue of $54,000) to an equity investor.

tt)	As of August 8, 2019, a 3(a)10 settled noteholder moved 15,000,000 unrestricted shares from their reserve account to their regular shareholder account.

uu)	As of August 20, 2019, the Company issued 500,000 restricted common shares to a non-convertible note holder as part of the compensation package.

42

vv)	As of August 20, 2019, the Company issued 1,000,000 restricted common shares to a previous non-convertible note holder as their partial conversion of debt to equity.

ww)As	of August 20, 2019, the Company issued 200,000 restricted common shares to a service provider.

xx)	As of August 22, 2019, the Company issued 2,000,000 restricted common shares and cancelled 20,000 Preferred Series C shares to fulfill a conversion request by an existing shareholder, as per the terms and conditions of the Series C shares.

yy)	As of August 22, 2019, the Company issued 6,900,000 restricted common shares and cancelled 69,000 Preferred Series C shares to fulfill a conversion request by an existing shareholder, as per the terms and conditions of the Series C shares.

zz)	As of August 22, 2019, the Company issued 90,000 restricted common shares and cancelled 900 Preferred Series C shares to fulfill a conversion request by an existing shareholder, as per the terms and conditions of the Series C shares.

aaa)	As of August 22, 2019, the Company issued 300,000 restricted common shares and cancelled 3,000 Preferred Series C shares to fulfill a conversion request by an existing shareholder, as per the terms and conditions of the Series C shares.

bbb)	As of August 22, 2019, the Company issued 30,000 restricted common shares and cancelled 300 Preferred Series C shares to fulfill a conversion request by an existing shareholder, as per the terms and conditions of the Series C shares.

ccc)	As of August 22, 2019, the Company issued 300,000 restricted common shares and cancelled 3,000 Preferred Series C shares to fulfill a conversion request by an existing shareholder, as per the terms and conditions of the Series C shares.

ddd)	As of August 22, 2019, the Company issued 300,000 restricted common shares and cancelled 3,000 Preferred Series C shares to fulfill a conversion request by an existing shareholder, as per the terms and conditions of the Series C shares.

eee)	As of August 22, 2019, the Company issued 300,000 restricted common shares and cancelled 3,000 Preferred Series C shares to fulfill a conversion request by an existing shareholder, as per the terms and conditions of the Series C shares.

fff)	As of August 22, 2019, the Company issued 300,000 restricted common shares and cancelled 3,000 Preferred Series C shares to fulfill a conversion request by an existing shareholder, as per the terms and conditions of the Series C shares.

ggg)	As of August 22, 2019, the Company issued 15,000 restricted common shares and cancelled 150 Preferred Series C shares to fulfill a conversion request by an existing shareholder, as per the terms and conditions of the Series C shares.

hhh)	As of August 22, 2019, the Company issued 1,500,000 restricted common shares and cancelled 15,000 Preferred Series C shares to fulfill a conversion request by an existing shareholder, as per the terms and conditions of the Series C shares.

iii)	As of August 22, 2019, the Company issued 1,500,000 restricted common shares and cancelled 15,000 Preferred Series C shares to fulfill a conversion request by an existing shareholder, as per the terms and conditions of the Series C shares.

jjj)	As of September 19, 2019, the Company issued 146,900,000 restricted common shares to the CEO and cancelled 1,469,000 Preferred Series C shares to fulfill a conversion request by an existing shareholder (the Company’s CEO), as per the terms and conditions of the Series C shares.

43

NOTE 10 – CONFLICTS OF INTEREST

The officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such person may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 11 – SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to January 29, 2020, the date the financial statements were issued, pursuant to the requirements of ASC 855 and has determined the following material subsequent events:

a)	As of October 4, 2019, a 3(a)10 settled noteholder moved 20,000,000 common shares from their reserve account to their regular shareholder account.
b)	As of November 27, 2019, a 3(a)10 settled noteholder moved 10,000,000 common shares from their reserve account to their regular shareholder account.

c)	As of December 19, 2019, a 3(a)10 settled noteholder moved 14,000,000 common shares from their reserve account to their regular shareholder account.

d)	As of January 30, 2020, a 3(a)10 settled noteholder moved their remaining 30,000,000 common shares from their reserve account to regular shareholder accounts.

44

XALLES HOLDINGS INC.

CONSOLIDATED BALANCE SHEETS

(Expressed in US dollars)

(Unaudited)

	As of December 31, 2018	As of December 31, 2017

ASSETS
Cash	$0	$75
Advances Advances (Note 4)	0	0
Other Current assets	597,803	683,318
Total Current Assets Total current assets	597,803	683,393

Licenses (Note 5)	767	833
Prepaid Expenses	17,100	15,600
Total Assets	$615,670	699,826

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable (Notes 6 and 8)	$159,082	$142,863
Accrued liabilities (Note 6)	3,348	27,776
Notes payable	1,199,582	1,015,696
Total Current Liabilities	1,362,012	1,186,335

Convertible debentures (Note 6)	0	270,000
Stock-settled debt obligation (Note 6)	100,000	100.000
Loan payable	11,793	11,793
Due to related parties (Notes 7 and 8)	188,369	204,416
TOTAL LIABILITIES	$1,662,174	1,772,544

STOCKHOLDERS' DEFICIT
Capital Stock Preferred Stock, 5,000,000 shares authorized, par value $0.001, Preferred Series A 1,000,000 shares designated (2017: 1,000,000), 1,000,000 shares issued and outstanding as of December 31, 2018 (2017: 1,000,000)	1,000	1,000
Preferred Series B 1,000,000 shares designated (2017: 1,000,000), 1,000,000 shares issued and outstanding as of December 31, 2018 (2017: 1,000,000)	1,000	1,000
Preferred Series C 2,000,000 shares designated (2017: none), 1,607,950 shares issued and outstanding as of December 31, 2018 (2017: none)	1,608	—
Common stock, 500,000,000 shares authorized, par value $0.0001, 171,164,500 shares issued and outstanding as of December 31, 2018 (2017: 230,170,000)	17,116	23,017
Additional paid-in capital	474,189	164,621
Accumulated deficit	(1,541,417)	(1,283,056)
TOTAL STOCKHOLDERS' DEFICIT	(1,046,504)	(1,093,418)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$615,670	$679,126

Subsequent events (Note 12)

45

XALLES HOLDINGS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Expressed in US dollars)

(Unaudited)

	Year ended December 31, 2018	Year ended December 31, 2017

REVENUE	$154,083	$—

EXPENSES
Cost of Goods Sold General and administrative	20,727 93,428	- 19,962
Amortization	67	67
Consulting fees	72,861	143,800
Consulting fees – Related Party	15,000	10,000
Professional fees	7,847	15,079
Sales Tax	2,016	—
Total operating expenses	211,946	188,908
Net loss before other income & (expenses)	(57,863)	(188,908)

Other Income (Expense)
Interest earned	12,344	11,664
Accretion expense	—	—
Interest expense	(56,978)	(92,331)
Net Income (Loss)	$(102,497)	$(269,575)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.0006)	$(0.0012)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	171,164,500	230,170,000

46

XALLES HOLDINGS INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

(Expressed in US dollars)

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance as of December 31, 2016	1,000,000	$1,000	31,015,000	$3,102	$(96,587)	$(696,876)	$(789,361)

ArrowVista Open Equity & R/E					261,208	(316,605)	(55,397)
Share Issuances	1,000,000	1,000	199,155,000	19,915			20,915
Net loss for the year ended 12/31/17	—	—	—	—	—	(269,575)	(269,575)
Balance as of December 31, 2017	2,000,000	$2,000	230,170,000	$23,017	$164,621	$(1,283,056)	$(1,093,418)

Acquisitions Open Equity & R/E					30,000	(155,864)	(125,864)
Paid in Capital					279,568		279,568
Share Issuances/cancellations/conversions	1,607,950	1,608	(59,005,500)	(5,901)			(4,293)
Net loss for the year ended 12/31/18	—	—	—	—	—	(102,497)	(102,497)
Balance as of December 31, 2018	3,607,950	$3,608	171,164,500	$17,116	$474,189	$(1,541,417)	$(1,046,504)

47

XALLES HOLDINGS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in US dollars)

	Year ended December 31, 2018	Year ended December 31, 2017

OPERATING ACTIVITIES
Net loss	$(102,497)	$(269,575)
Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of discounts on convertible debt	—	—
Amortization of license	67	67
Issuance of stock for consulting services	—	—
Stock-based compensation	—	—
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	8,209	2,183
Advances	—	17,000
NET CASH USED IN OPERATING ACTIVITIES	(94,221)	(250,325)

FINANCING ACTIVITIES
Proceeds from related parties	(16,047)	54,241
Contributions from shareholders	45,043	—
Proceeds from loan payable	—	—
Net Proceeds from notes payable	65,150	164,630
Issuance of convertible notes	—	30,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	94,146	248,871

NET CHANGE IN CASH	(75)	(1,454)

CASH, BEGINNING OF YEAR	75	1,529

CASH, END OF YEAR	$0	$75

48

XALLES HOLDINGS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018

(Expressed in US dollars)

NOTE 1 – GENERAL ORGANIZATION AND BUSINESS AND GOING CONCERN

Xalles Holdings Inc. (“the Company”) was incorporated in the State of Nevada on December 14, 2009 under the name Stella Blu, Inc. On August 24, 2015, the Company changed its name to Xalles Holdings Inc.

On July 14, 2015, the Company entered into a Share Exchange Agreement (the “Agreement”) with Xalles Limited ("Xalles"), a Delaware corporation (incorporated in October 2014), ArrowVista Corporation ("ArrowVista"), a Delaware corporation, Xalles Singapore Pte. Ltd. ("Xalles Singapore"), a Singapore corporation, and the shareholders of Xalles, ArrowVista, and Xalles Singapore.  Pursuant to the Agreement, Xalles, ArrowVista, and Xalles Singapore will become wholly-owned subsidiaries of the Company in exchange for the issuance of certain shares.  Xalles became a wholly-owned subsidiary by the issuance of 19,500,000 shares of common stock on July 16, 2015 (the "First Tranche"). Also, refer to Note 3. ArrowVista will become a wholly-owned subsidiary by the issuance of 4,500,000 shares of common stock on or before June 30, 2016. Xalles Singapore will become a wholly-owned subsidiary by the issuance of 2,250,000 shares of common stock on or before June 30, 2016.  The consummation of the transactions set forth in the Agreement are subject to certain conditions, which have not yet been finalized under that agreement.

On July 1, 2015, prior to the closing of the First Tranche of the Agreement, ArrowVista transferred a note receivable and a license to Xalles in consideration of a note payable in the amount of $97,211. The amount owed is unsecured, non-interest bearing, and due on demand.

On August 19, 2015, the Company effected a 3-for-1 forward stock split of its common stock. All common share and per common share amounts in these consolidated financial statements have been retroactively restated to reflect the stock split.

During the period ended March 31, 2016, the Company received $33,146 in financing from the former shareholders of the Company pursuant to the share exchange agreement, which has been recorded as a contribution of capital under additional paid-in-capital.

On February 29, 2016, the Company closed an Asset Purchase Agreement dated July 14, 2015 and amended December 2, 2015 (the “Agreement”) with Co-Owners Inc. ("Co-Owners"), a Florida corporation, and the shareholders of Co-Owners.  Pursuant to the Agreement, the Company agreed to purchase certain assets and assume certain liabilities of Co-Owners and transfer these assets and liabilities to a newly incorporated company, named Co-Owners Rewards Inc. (“Subco”).  In consideration, Subco will issue 2,200,000 shares of common stock to the Company and 2,330,000 shares of common stock to certain shareholders of Co-Owners. Since that agreement two subsequent transaction related to Co-Owners Rewards Inc. have been executed.

On November 9, 2017 the Company entered into an exchange agreement with its CEO to retire a Note held due to the CEO by Xalles Limited for $97,944.35 less $750 advanced from Xalles Holdings, and 2 Notes payable to third parties which will be paid by the CEO for $5,000 and $10,000 in principal respectively, in exchange for the shares in Co-Owners Rewards Inc. previously held by the Company.

On November 9, 2017, the Company issued 75,000,000 restricted common shares to an officer of the Company, as the sole shareholder of ArrowVista Corporation, of which 100% of its outstanding shares were acquired by the Company in a Share Purchase Agreement. The agreement includes a Note payable for $150,000 to the same shareholder.

As of December 31, 2017, the Company had 2 wholly owned subsidiaries, namely, Xalles Limited and ArrowVista Corporation.

As of December 31, 2018, the Company had 8 wholly owned subsidiaries, namely, Xalles Limited, Xalles Capital Inc., Xalles Technology Inc., Co-Owners Rewards Inc., Amazing Living Enterprises Inc., Global Savings Network Inc., ArrowVista Corporation, and BlockForge Inc.

49

The Company is engaged business development of payment and related financial services companies. The Company’s principal operations include the acquisition of companies with unique technologies and services within the financial services technology industry (“Fintech”). The Company has created a Fintech Accelerator Program within which 3 wholly owned subsidiaries are operating. The Company expects to generate revenues and related cash flows from the sale of products and services from those companies and the permanent Xalles companies. The goal is to sell or spin out the companies in the accelerator program when they are deemed ready.

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary debt or equity financing to continue operations, and the attainment of profitable operations. There is no guarantee that the Company will be successful in these efforts. As of December 31, 2018, the Company has a working capital deficit of $1,046,504, and has accumulated losses of $1,541,417 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

These consolidated financial statements present the balance sheets, statements of operations, stockholders' deficit and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States. The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 fiscal year end.

Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Xalles Limited. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates and Assumptions

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The results of operations and cash flows for the periods shown are not necessarily indicative of the results to be expected for the full year. The Company regularly evaluates estimates and assumptions related to valuation of license, stock-based compensation, and deferred income tax asset valuation allowances.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

License

The Company acquired a license from a company controlled by our CEO on July 1, 2015 amounting to $1,000. License has been capitalized in accordance with ASC 350-30 “Intangibles – Goodwill and Other – General Intangibles Other Than Goodwill.” Amortization commenced on July 1, 2015 when the license was acquired and became ready for its intended use. Amortization is calculated on a straight-line basis over its estimated useful life of 15 years.

If the total of the expected undiscounted future cash flows is less than the carrying amount of the asset, a loss is recognized for the excess of the carrying value over the fair value of the asset.

50

Financial Instruments and Fair Value Measures

ASC 820, “Fair Value Measurements and Disclosures” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, convertible debenture, stock-settled debt obligation, and amounts due to related parties. Pursuant to ASC 820, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718 “Compensation – Stock Compensation” and ASC 505, “Equity Based Payments to Non-Employees”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Loss per Share

The Company computes net loss per share in accordance with ASC 260, “Earnings per Share”, which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the statements of operations. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Comprehensive Loss

ASC 220, “Comprehensive Income”, establishes standards for the reporting and display of comprehensive loss and its components in the consolidated financial statements. As at December 31, 2018 and 2017, the Company had no items representing comprehensive income or loss.

51

Income Taxes

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.  Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

When required, the Company records a liability for unrecognized tax positions, defined as the aggregate tax effect of differences between positions taken on tax returns and the benefits recognized in the financial statements.  Tax positions are measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.  No tax benefits are recognized for positions that do not meet this threshold.  The Company has no uncertain tax positions that require the Company to record a liability.  The Company’s tax years ended December 31, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017 and 2018 remain subject to examination by Federal and state jurisdictions.

The Company recognizes penalties and interest associated with tax matters as part of the income tax provision and includes accrued interest and penalties with the related tax liability in the balance sheet.  The Company had no accrued penalties and interest as of December 31, 2018 and 2017.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – ACQUISITIONS

On July 14, 2015, the Company entered into an Agreement with Xalles Limited ("Xalles"), a Delaware corporation, ArrowVista Corporation ("ArrowVista"), a Delaware corporation, Xalles Singapore Pte. Ltd. ("Xalles Singapore"), a Singapore corporation, and the shareholders of Xalles, ArrowVista, and Xalles Singapore.  Pursuant to the Agreement, Xalles, ArrowVista, and Xalles Singapore will become wholly-owned subsidiaries of the Company in exchange for the issuance of certain shares.  Xalles became a wholly-owned subsidiary by the issuance of 19,500,000 shares of common stock on July 16, 2015.  ArrowVista will become a wholly-owned subsidiary by the issuance of 4,500,000 shares of common stock on or before June 30, 2016. Xalles Singapore will become a wholly-owned subsidiary by the issuance of 2,250,000 shares of common stock on or before June 30, 2016.  The consummation of the transactions set forth in the Agreement are subject to certain conditions, which have not yet been finalized. The original shareholders of the Company agreed to fund $300,000 to support the current operations and continued development of the business. As of the date of the filing of these consolidated financial statements, only $33,146 has been received.

The share purchase agreement was a capital transaction in substance and therefore has been accounted for as a reverse capitalization. Under reverse capitalization accounting, Xalles was considered the acquirer for accounting and financial reporting purposes, and acquired the assets and assumed the liabilities of the Company. Assets acquired and liabilities assumed are reported at their historical amounts. These consolidated financial statements include the accounts of the Company since the effective date of the recapitalization and the historical accounts of Xalles since inception.

On November 9, 2017, the Company entered into an Agreement with ArrowVista Corporation (“ArrowVista”) and the shareholders of ArrowVista. Pursuant to the Agreement, ArrowVista will become a wholly-owned subsidiary of the Company in exchange for the issuance of certain shares and a Note. ArrowVista became a wholly owned subsidiary when the Company issued 75,000,000 restricted common shares to an officer of the Company, as the sole shareholder of ArrowVista, of which 100% of its outstanding shares were acquired by the Company in the Share Purchase Agreement. The agreement includes a Note payable for $150,000 to the same shareholder. These consolidated financial statements include the accounts of ArrowVista as a wholly-owned subsidiary as if ArrowVista had been acquired as of January 1, 2017.

52

NOTE 4 – ADVANCES

As at December 31, 2018, the Company had reduced its amounts advanced to unrelated parties (2017 - $17,000). These amounts were unsecured, non-interest bearing and due on demand.

NOTE 5 – LICENSE

On July 1, 2015, the Company acquired the license from a company controlled by our CEO. The license was recorded at the historical cost incurred by the related party and amortized over its estimated useful life of 15 years. The following represents the carrying value of the license at December 31, 2018:

License	$1,000

Accumulated depreciation	233

Carrying value as at December 31, 2018	$767

NOTE 6 – CONVERTIBLE DEBENTURES

e)	On August 28, 2015, in consideration for future consulting services, the Company issued a $60,000 convertible note which is unsecured, bears interest at 2% per annum and was due on November 28, 2015. The note is convertible into shares of common stock 90 days after the date of issuance (November 26, 2015) at a conversion rate of 60% of the average of the three lowest closing bid prices of the Company’s common stock for the twenty trading days ending one trading day prior to the date the conversion notice is sent by the holder to the Company. If, at the time of conversion, the lowest trading prices during the applicable 20 trading day period is equal to or less than $0.0001, then the conversion price shall equal the lesser of the (1) variable conversion price or (2) $0.00001.

In accordance with ASC 470-20, “Debt with Conversion and Other Options”, the Company recognized the intrinsic value of the conversion feature of $40,000 as a stock-settled debt obligation and an equivalent discount which was charged to operations over the term of the convertible debenture from the effective date to the convertible date. During the year ended December 31, 2015, the Company accreted $40,000 of the debt discount which was recorded as interest expense. As of December 31, 2016, the carrying value of the debenture was $60,000 (2015 - $60,000). As of December 31, 2017, accrued interest of $2,512 (2016 - $1,614) has been recorded in accounts payable and accrued liabilities. As of October 23, 2017, the note was converted into 5,000,000 restricted shares.

f)	On January 4, 2016, in consideration for future consulting services, the Company issued a $90,000 convertible note which is unsecured, bears interest at 6% per annum and was due on April 4, 2016. The note is convertible into shares of common stock 90 days after the date of issuance (April 3, 2016) at a conversion rate of 60% of the average of the three lowest closing bid prices of the Company’s common stock for the twenty trading days ending one trading day prior to the date the conversion notice is sent by the holder to the Company. In no event shall the holder be entitled to convert the note resulting in ownership of more than 9.99% of the outstanding common shares of the Company.

In accordance with ASC 470-20, “Debt with Conversion and Other Options”, the Company recognized the intrinsic value of the conversion feature of $60,000 as a stock settled debt obligation and an equivalent discount which will be charged to operations over the term of the convertible debentures from the effective date to the first convertible date. As of December 31, 2017, the carrying value of the debenture was $90,000 (December 31, 2016 - $90,000). As of December 31, 2017, accrued interest was $10,885 (2016 - $5,356) and has been recorded in accrued liabilities. The management is in the process of extending the terms of this note. As of December 31, 2017, the Company continues to accrue interest at the interest rate of 6%. As of March 21, 2018, the note had been retired.

g)	On July 4, 2016, in consideration for future consulting services, the Company issued a $90,000 convertible note which is unsecured, bears interest at 6% per annum and was due on October 4, 2016. The note is convertible into shares of common stock 90 days after the date of issuance (July 4, 2016) at a conversion rate of 60% of the average of the three lowest closing bid prices of the Company’s common stock for the twenty trading days ending one trading day prior to the date the conversion notice is sent by the holder to the Company. In no event shall the holder be entitled to convert the note resulting in ownership of more than 9.99% of the outstanding common shares of the Company.

53

In accordance with ASC 470-20, “Debt with Conversion and Other Options”, the Company recognized the intrinsic value of the conversion feature of $60,000 as a stock settled debt obligation and an equivalent discount which will be charged to operations over the term of the convertible debentures from the effective date to the first convertible date. As of December 31, 2017, the carrying value of the debenture was $90,000 (December 31, 2016 - $90,000). As of December 31, 2017, accrued interest was $8,152 (2016 - $2,663) and has been recorded in accrued liabilities. The management is in the process of extending the terms of this note. As of December 31, 2016, the Company continues to accrue interest at the interest rate of 6%. As of March 21, 2018, the note had been retired.

h)	On January 4, 2017, in consideration for future consulting services, the Company issued a $90,000 convertible note which is unsecured, bears interest at 6% per annum and was due on April 4, 2017. The note is convertible into shares of common stock 90 days after the date of issuance (April 4, 2017) at a conversion rate of 60% of the average of the three lowest closing bid prices of the Company’s common stock for the twenty trading days ending one trading day prior to the date the conversion notice is sent by the holder to the Company. In no event shall the holder be entitled to convert the note resulting in ownership of more than 9.99% of the outstanding common shares of the Company.

In accordance with ASC 470-20, “Debt with Conversion and Other Options”, the Company recognized the intrinsic value of the conversion feature of $60,000 as a stock settled debt obligation and an equivalent discount which will be charged to operations over the term of the convertible debentures from the effective date to the first convertible date. As of December 31, 2017, the carrying value of the debenture was $90,000 (December 31, 2016 - $90,000). The management is in the process of extending the terms of this note. As of December 31, 2017, the Company continues to accrue interest at the interest rate of 6%. As of December 31, 2017, accrued interest was $5,389 (December 31, 2016 - $nil) and has been recorded in accrued liabilities. As of March 21, 2018, the note had been retired.

NOTE 7 – RELATED PARTY TRANSACTIONS

c)	On January 9, 2015, the Company entered into an agreement whereby a director of the Company paid $11,629 to service providers on behalf of the Company. The amount was recorded as additional paid-in-capital prior to the recapitalization.

d)	As of December 31, 2018, the Company owed $54,040 (2017 - $54,040) to a former director of the Company. The amounts are unsecured, non-interest bearing and are due on demand.

e)	As of December 31, 2018, the Company owed $134,329 (2017 - $150,375) to the CEO of the Company. The amount is unsecured, non-interest bearing and is due on demand.

NOTE 8 – NOTES PAYABLE

g)	On April 18, 2016, the Company issued a promissory note for $20,000. The amount owing is unsecured, and due 90 days from the date of receipt. The loan will commence to bear interest at 10% per annum beginning on the 91st day following the receipt of the principal. As at December 31, 2018, the Company accrued $5,344 (2017 - $2,960) in interest, which is included in accrued liabilities.

h)	On May 11, 2016, the Company issued a promissory note for $10,000. The amount owing is unsecured, and is due on November 11, 2016. If the unpaid principal is not paid in full by the due date. Interest shall accrue on the unpaid balance at 10% per annum. As at December 31, 2017, the Company accrued $1,157 (2016 - $137) in interest, which is included in accrued liabilities. This note was exchanged through an agreement made on November 9, 2017.

i)	On July 21, 2016, the Company issued a promissory note for $5,000, of which $1,000 was received. The amount owing is unsecured, and is due on January 21, 2017. If the unpaid principal is not paid in full by the due date. Interest shall accrue on the unpaid balance at 10% per annum. As at December 31, 2017, the Company accrued $96 (2016 - $nil) in interest, which is included in accrued liabilities. This note was exchanged through an agreement made on November 9, 2017.

54

j)	On August 29, 2016, the Company issued a promissory note for $8,000. The amount owing is unsecured, and due 90 days from the date of receipt. The loan will commence to bear interest at 10% per annum beginning on the 91st day following the receipt of the principal. As at December 31, 2018, the Company accrued $1,805 (2017 - $883) in interest, which is included in accrued liabilities.

k)	On October 21, 2016, the Company issued a promissory note for $40,000. The amount owing is unsecured, non-interest bearing and due six months from the issuance date. The principal balance of this note, together with accrued and unpaid interest shall be paid in one instalment. As at December 31, 2017, the Company accrued $1,332 (2016 - $nil) in interest, which is included in accrued liabilities. This Note was retired through a settlement agreement on October 26, 2017.

l)	On October 21, 2016, the Company issued a promissory note for $5,000. The amount owing is unsecured, bears interest at 12% beginning on the first day following the receipt of the principal amount. The outstanding principal balance of this note shall be due and payable 30 days from the date of receipt. As at December 31, 2017, the Company accrued $680 (2016 - $66) in interest, which is included in accrued liabilities. This note was exchanged through an agreement made on November 9, 2017.

NOTE 9 – STOCKHOLDERS’ DEFICIT

Authorized Shares

The Company is authorized to issue 500,000,000 shares of $0.0001 par value common stock and 5,000,000 shares of preferred stock, par value $0.001.

Common Stock

All common stock shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

Preferred Stock

On August 3, 2015, the Company filed a Certificate of Designation of Series A Preferred Stock (the "Certificate of Designation”) with the Nevada Secretary of State designating 1,000,000 of the Company's previously authorized preferred stock.  The holders of the Series A Preferred Stock are granted 51% voting power on all matters to be voted on by the holders of the Company’s common stock and is not convertible into any shares of the Company's common stock.  With respect to rights on liquidation, dissolution or winding up, shares of Series A Preferred Stock rank on a parity with the Company's common stock.

On September 1, 2017, the Company filed a Certificate of Designation of Series B Preferred Stock (the "Certificate of Designation”) with the Nevada Secretary of State designating 1,000,000 of the Company's previously authorized preferred stock. The holders of the Series B Preferred Stock are granted 25% voting power on all matters to be voted on by the holders of the Company’s common stock and is not convertible into any shares of the Company's common stock. With respect to rights on liquidation, dissolution or winding up, shares of Series B Preferred Stock rank on a parity with the Company's common stock.

On April 6, 2018, the Company filed a Certificate of Designation of Series C Preferred Stock (the "Certificate of Designation”) with the Nevada Secretary of State designating 2,000,000 of the Company's previously authorized preferred stock. The holders of the Series C Preferred Stock are able to convert their Preferred Series C shares to restricted Common Shares at a ratio of 1:100 (1 Series C share converts to 100 Common shares). The holders of the Series C Preferred Stock are granted the same voting rights as a common stock shareholder as if the shares had already been converted to common. With respect to rights on liquidation, dissolution or winding up, shares of Series C Preferred Stock rank on a parity with the Company's common stock.

55

Issued and Outstanding since January 1, 2017:

kkk)	On January 4, 2017, in consideration for future consulting services, the Company issued a $90,000 convertible note which is unsecured, bears interest at 6% per annum and was due on April 4, 2017. The note is convertible into shares of common stock 90 days after the date of issuance (April 4, 2017) at a conversion rate of 60% of the average of the three lowest closing bid prices of the Company’s common stock for the twenty trading days ending one trading day prior to the date the conversion notice is sent by the holder to the Company. In no event shall the holder be entitled to convert the note resulting in ownership of more than 9.99% of the outstanding common shares of the Company.

lll)	On October 20, 2017, the Company issues 1,000,000 Shares of Preferred Series B restricted shares to a third party as part of a note agreement.

mmm)	As of October 23, 2017, the note of $60,000 was retired in exchange for issuing 5,000,000 restricted common shares.

nnn)	As of October 23, 2017, the Company issued 100,000,000 restricted common shares to an officer of the Company in consideration of services performed.

ooo)	As of October 26, 2017, the Company issued 225,000,000 common shares to a Note Holder as settlement of the Note Payable. The shares were initially placed in reserve.

ppp)	As of November 9, 2017, the Company issued 75,000,000 restricted common shares to an officer of the Company, as the sole shareholder of ArrowVista Corporation, of which 100% of its outstanding shares were acquired by the Company in a Share Purchase Agreement.

qqq)	As of November 9, 2017, the Company issued 500,000 restricted common shares to a service provider of the Company in exchange for Public Relations and Marketing services to be provided during part of 2017 and part of 2018.

rrr)	As of November 10, 2017, the Company issued 300,000 restricted common shares to a service provider of the Company in exchange for retiring an Account Payable of $50,000.

sss)	As of November 10, 2017, the Company issued 20,000 restricted common shares to a Note Holder of the Company in exchange for interest due on the Note. The principal remains as an outstanding Note.

ttt)	As of November 10, 2017, the Company issued 35,000 restricted common shares to a Note Holder of the Company in exchange for interest due on the Note. The principal remains as an outstanding Note.

uuu)	As of December 6, 2017, the Company issued 300,000 restricted common shares to a service provider of the Company in exchange for retiring an Account Payable of $50,000.

vvv)	As of April 6, 2018, the Company designated 2,000,000 of the 5,000,000 authorized Preferred Shares of par value $0.001, as Series C Convertible Preferred Shares. Each Series C Preferred Share is convertible to 100 common shares and has the voting rights equivalent to the number of common shares that it converts to.

www)	As of April 16, 2018, the Company issued 5,000,000 restricted common shares to a service provider of the Company in exchange for Advisory services to be provided during part of 2018, 2019 and part of 2020.

xxx)	As of April 19, 2018, an officer of the Company cancelled 180,000,000 restricted common shares and concurrently the Company issued 1,400,000 Series C Preferred shares to the same officer.

yyy)	As of April 20, 2018, the Company issued 20,000 Series C Preferred shares to the shareholder of BlockForge Inc., a Delaware C Corporation, acquired through a Share Purchase Agreement.

zzz)	As of April 20, 2018, the Company issued 150,000 restricted common shares to a Note Holder of Co-Owners Rewards Inc., a Florida C Corporation, that the Company is negotiating a Share Purchase Agreement with.

56

aaaa)	As of April 26, 2018, the Company entered into a Share Purchase Agreement with Co-Owners Rewards Inc., a Florida C Corporation, which upon closing will become a wholly subsidiary of the Company and the Company will issue 157,950 Series C Preferred shares to the shareholders of Co-Owners Rewards Inc.

bbbb)	As of May 4, 2018, the creditor of the Company who was issued 225,000,000 common shares for the settlement of a Note agreed with the Company to reduce the number of shares placed in reserve by 160,000,000 shares.

cccc)	As of May 29, 2018, the Company entered into an Asset Purchase Agreement with 2 individuals for the Company to acquire 100% of the tangible and intellectual property known as the “USA Savings Club Property”. The Company created a wholly owned subsidiary, Global Savings Network Inc., a Florida C Corporation, to hold the acquired assets. The transaction closed, and the Company issued a total of 30,000 Series C Preferred shares to the 2 individuals named in the Asset Purchase Agreement.

dddd)	As of June 1, 2018, the Company issued 500,000 restricted common shares to a new officer of the Company.

eeee)	As of June 21, 2018, the Company issued 55,000 restricted common shares to an equity investor.

ffff)	As of June 21, 2018, the Company issued 200,000 restricted common shares to the new director of the Company.

gggg)	As of July 1, 2018, the Company issued 100,000 restricted common shares to a service provider of the Company in exchange for Public Relations and Marketing services to be provided during part of 2018.

hhhh)	As of July 31, 2018, the Company issued a total of 100,000 restricted common shares to two service providers of the Company in exchange for advisory services to be provided during 2018.

iiii)	As of August 3, 2018, the Company issued a total of 600,000 restricted common shares to two equity investors.

jjjj)	As of August 4, 2018, the Company issued 1,850,000 restricted common shares to an equity investor.

kkkk)	As of August 21, 2018, the Company issued 20,000,000 restricted common shares to an equity investor.

llll)	As of September 12, 2018, the Company issued 600,000 restricted common shares to an equity investor.

mmmm)	As of October 16, 2018, the Company issued 4,437,000 restricted common shares to a non-convertible note holder.

nnnn)	As of October 26, 2018, the Company issued 402,500 restricted common shares to an equity investor.

NOTE 10 – CONFLICTS OF INTEREST

The officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such person may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

57

NOTE 11 - INCOME TAXES

The Company is subject to income taxes at a combined rate of 21% (2017 – 35%). The reconciliation of the provision for income taxes at the combined statutory rate compared to the Company’s income tax expense as reported is as follows:

	2018 $	2017 $

Income tax expense (recovery) at statutory rate	(21,524)	(94,351)

Permanent difference and other	—	20,969
Difference in tax rates between foreign jurisdictions	—	—
Change in valuation allowance	21,524	73,382

Provision for income taxes	—	—

The significant components of deferred income tax assets and liabilities as at December 31, 2018 and 2017, after applying enacted income tax rates, are as follows:

	2018 $	2017 $

Net operating losses carried forward	102,497	101,434
License	—	—
Valuation allowance	(102,497)	(101,434)

Net deferred income tax asset	—	—

The Company has net operating losses carried forward of $888,166 which may be carried forward to apply against future year taxable income, subject to the final determination by taxation authorities, expiring in the following years:

$

2034	484
2035	156,468
2036	419,350
2037	209,367
2038	102,497

$888,166

58

NOTE 12 – SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to April 22, 2019, the date the financial statements were issued, pursuant to the requirements of ASC 855 and has determined the following material subsequent events:

a)	As of January 11, 2019, the Company issued 5,000,000 restricted common shares (market value at the date of issue of $14,000) to a non-convertible note holder as part of the compensation package.

b)	As of January 11, 2019, the Company issued 2,000,000 restricted common shares (market value at the date of issue of $5,600) to a non-convertible note holder as part of the compensation package.

c)	As of January 11, 2019, the Company issued 2,000,000 restricted common shares (market value at the date of issue of $5,600) to a non-convertible note holder as part of the compensation package.

d)	As of February 1, 2019, the Company issued 24,000,000 restricted common shares (market value at the date of issue of $52,800) to a new executive staff member as part of his compensation package.

e)	As of February 28, 2019, the Company issued 1,000,000 restricted common shares (market value at the date of issue of $3,100) to a non-convertible note holder as part of the compensation package.

f)	As of March 28, 2019, the Company issued 500,000 restricted common shares (market value at the date of issue of $1,650) to a non-convertible note holder as part of the compensation package.

g)	As of April 1, 2019, the Company issued 1,447,548 restricted common shares (market value at the date of issue of $4,922) to an equity investor.

h)	As of April 1, 2019, the Company issued 606,061 restricted common shares (market value at the date of issue of $2,061) to an equity investor.

59